SCHEDULE 14A
(RULE 14A – 101)
INFORMATION REQUIRED
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.                     )

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Parallel Petroleum Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) filing Proxy Statement, if other than the Registrant)

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PARALLEL PETROLEUM CORPORATION
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Wednesday, May 28, 2008
Dear Stockholder:
     Notice is hereby given that the Annual Meeting of Stockholders of Parallel Petroleum Corporation, or “Parallel”, will be held at the Midland Petroleum Club, 501 W. Wall, Midland, Texas 79701, on Wednesday, May 28, 2008 at 10:00 a.m.
     We intend to present for your approval at this meeting:
•	the election of five Directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;

•	the proposed Parallel Petroleum Corporation 2008 Long-Term Incentive Plan (a copy of which is attached hereto and marked Appendix A);

•	the ratification of the reappointment of BDO Seidman, LLP as independent auditors for 2008; and

•	the transaction of such other business that may properly come before the Annual Meeting or any adjournment thereof.
If you were a holder of record of Parallel common stock at the close of business on April 16, 2008, you are entitled to vote at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas W. Ortloff
Secretary
April 23, 2008
YOUR VOTE IS IMPORTANT TO ASSURE A QUORUM AT THE MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE BE SURE THAT THE ENCLOSED PROXY IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE POSTAGE PAID ENVELOPE.

PARALLEL PETROLEUM CORPORATION

i

 ii

PARALLEL PETROLEUM CORPORATION
1004 N. Big Spring, Suite 400
Midland, Texas 79701
(432) 684-3727
PROXY STATEMENT
For Annual Meeting of Stockholders to Be Held on Wednesday, May 28, 2008
GENERAL
Solicitation of Proxies
     The accompanying proxy is solicited on behalf of the Board of Directors of Parallel Petroleum Corporation for use at the Annual Meeting of Stockholders. The meeting will be held at the Midland Petroleum Club, 501 W. Wall, Midland, Texas 79701, at 10:00 a.m. on Wednesday, May 28, 2008, for the purposes set forth in the accompanying Notice of Annual Meeting.
     We will bear the cost of soliciting proxies. We have retained Georgeson, Inc., a proxy solicitation firm, to solicit proxies for a fee of approximately $10,000, plus certain out-of-pocket expenses. Additionally, we may use our officers and employees to solicit proxies in person or by telephone, facsimile or similar means. Any officers or employees soliciting proxies will not receive any extra compensation for their efforts. We may also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their charges and expenses in forwarding proxies and proxy materials to the beneficial owners of such stock.
     The Notice of Annual Meeting of Stockholders, this Proxy Statement, proxy form and our 2007 Annual Report to stockholders is being distributed on or about April 23, 2008.
     References in this Proxy Statement to “we”, “us”, “our”, “Parallel” or the “Company” mean Parallel Petroleum Corporation and, where applicable, its former consolidated subsidiaries.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDERS MEETING TO BE HELD ON MAY 28, 2008
Parallel’s Proxy Statement and Annual Report on Form 10-K are available at
www.plll.com.
     The following proxy materials are available for you to review under the caption “Proxy Materials” at www.plll.com:
•	Parallel’s Notice of Annual Meeting and 2008 Proxy Statement;

•	the proxy card;

•	Parallel’s Annual Report to Stockholders, including Form 10-K for the fiscal year ended December 31, 2007; and

•	any amendments to the foregoing materials that are required to be furnished to stockholders.
Proposals to be Considered at the Annual Meeting
     At the Annual Meeting, stockholders will be asked to consider and act upon the following proposals:
     1. the election of a board of five directors;
     2. the approval of the Parallel Petroleum Corporation 2008 Long-Term Incentive Plan;
     3. the ratification of the Audit Committee’s appointment of BDO Seidman, LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008; and
     4. the transaction of any other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

Voting at the Annual Meeting
     The close of business on April 16, 2008 has been fixed by the Board of Directors as the record date for this year’s Annual Meeting. All stockholders who owned the Company’s common stock on the record date are entitled to this notice and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the record date, Parallel had issued and outstanding 41,367,420 shares of voting common stock.
     Holders of common stock are entitled to vote on all matters properly brought before the meeting, including the matters described in the Notice of Annual Meeting accompanying this Proxy Statement. Each share of common stock you own entitles you to one vote. Cumulative voting is not permitted.
     Where the stockholder is not the record holder, such as where shares are held through a broker, nominee, fiduciary or other custodian, the stockholder must provide voting instructions to the record holder of the shares in accordance with the record holder’s requirements in order to ensure the shares are properly voted.
     In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 1004 N. Big Spring, Suite 400, Midland, Texas 79701, between the hours of 9 a.m. and 4 p.m.
     Your Board strongly encourages you to exercise your right to vote. Voting early helps ensure that Parallel receives a quorum of shares necessary to hold the Annual Meeting without incurring additional expense and delay.
Quorum and Voting Requirements
     Quorum. The presence of a majority of the outstanding shares of common stock, whether present in person at the Annual Meeting or represented by proxy at the Annual Meeting, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum exists.
     Election of Directors. Assuming a quorum is present, Directors will be elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote. A plurality means that the individuals who receive the most “FOR” votes will be elected as Directors up to the maximum number of Directors to be chosen at the meeting.
     Other Proposals. Assuming a quorum is present, the proposals to approve the 2008 Long-Term Incentive Plan and to ratify the Audit Committee’s selection of our independent auditors requires the affirmative vote, in person or by proxy, of a majority of the votes cast.
     Effect of Withheld Votes, Abstentions and Broker Non-Votes. In the election of Directors, you may withhold your vote. Withheld votes will be excluded from the vote and will have no effect on the outcome, except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.
     You may vote to “abstain” on the other two proposals that we will present at the Annual Meeting. Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the number of shares present and entitled to vote with respect to any particular matter. Abstentions are counted as votes cast, and therefore have the same effect as votes cast against the proposals since it is one less vote for approval.
     Broker non-votes will not be counted as votes cast on a proposal and will have no impact on a proposal since they are treated as not being entitled to vote on the matters and, therefore, are not counted for purposes of determining whether a proposal has been approved. A broker non-vote occurs when a nominee holding shares of common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

How to Revoke Your Proxy
You may revoke a proxy at any time before it is voted. You can do this by:
•	delivering a later dated proxy;

•	notifying the Secretary in writing specifically revoking the proxy; or

•	voting in person at the meeting.
     If your shares are held in “street name,” you must obtain a proxy, executed in your favor, from your broker or other holder of record, to be able to vote in person at the meeting.
     If you do not make any specification on the proxy as to how to vote your shares, your shares will be voted in accordance with the recommendations of the Board of Directors as stated below, or at the discretion of the named proxies with regard to any other matter that may properly come before the Annual Meeting or any adjournment thereof.
Board Recommendations
     All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you return a signed proxy card without indicating how your shares should be voted on a matter and do not revoke your proxy, the shares represented by your proxy will be voted as the Board of Directors recommends. The Board’s recommendations are set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:
•	FOR the proposal to elect the five nominated Directors, as set forth below and on page 7 of this Proxy Statement;

•	FOR the proposal to approve the Parallel Petroleum Corporation 2008 Long-Term Incentive Plan; and

•	FOR the proposal to ratify the reappointment of BDO Seidman, LLP as independent auditors for 2007, as set forth on page 49 of this Proxy Statement.
     With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion in the best interests of Parallel. At the date this Proxy Statement went to press, the Board of Directors had no knowledge of any business other than that described in this Proxy Statement that would be presented for consideration at the Annual Meeting.
Selection of Nominees for Director
     Larry C. Oldham, Martin B. Oring, Ray M. Poage and Jeffrey G. Shrader served as Directors of Parallel throughout 2007. Edward A. Nash served as a Director for a portion of the year, beginning in June 2007 when he was elected as a Director at last year’s annual meeting of stockholders.
     Our nominees for election as Director at the 2008 Annual Meeting of Stockholders are Edward A. Nash, Larry C. Oldham, Martin B. Oring, Ray M. Poage and Jeffrey G. Shrader. One of the nominees, Mr. Oldham, is an executive officer of Parallel. All of the nominees were elected by our stockholders as a Director at last year’s annual meeting and are standing for re-election. Each of the five nominees was approved for our slate of Directors by our Corporate Governance and Nominating Committee.
Conduct of the Meeting
     In order to ensure that the Annual Meeting is conducted in an orderly fashion and that stockholders wishing to speak at the meeting have a fair opportunity to speak, we will have an agenda and certain guidelines and rules for the conduct of the meeting. The Chairman of the Board will announce the closing of the polls during the Annual Meeting. Proxies must be received prior to the closing of the polls in order to be counted.

STOCK OWNERSHIP
     The table below shows information as of April 16, 2008 about the beneficial ownership of common stock by (1) each person known by us to own beneficially more than five percent of our outstanding common stock; (2) our five current executive officers named in the Summary Compensation Table on page 34 of this Proxy Statement; (3) each Director and nominee for Director of Parallel; and (4) all of our executive officers and Directors (and nominees) as a group.

Name and Address	Amount and Nature		Percent
of	of		of
Beneficial Owner	Beneficial Ownership(1)		Class(2)
Larry C. Oldham	733,590	(3)	1.77%
1004 N. Big Spring, Suite 400 Midland, Texas 79701

Donald E. Tiffin	19,350	(4)	*
1004 N. Big Spring, Suite 400 Midland, Texas 79701

Eric A. Bayley	153,690	(5)	*
1004 N. Big Spring, Suite 400 Midland, Texas 79701

Steven D. Foster	11,000	(6)	*
1004 N. Big Spring, Suite 400 Midland, Texas 79701

John S. Rutherford	59,800	(7)	*
1004 N. Big Spring, Suite 400 Midland, Texas 79701

Edward A. Nash	1,100		*
16214 Lafone Drive Spring, Texas 77379

Martin B. Oring	145,709	(8)	*
10817 Grande Blvd. West Palm Beach, Florida 33417

Ray M. Poage	109,213	(9)	*
4711 Meandering Way Colleyville, Texas 76034

Jeffrey G. Shrader	55,395	(10)	*
801 S. Filmore, Suite 600 Amarillo, Texas 79105

Dreman Value Management, L.L.C	2,203,250	(11)	5.33%
520 East Cooper Ave., Suite 230-4 Aspen, Colorado 81611

Neuberger Berman, Inc.	4,443,544	(12)	10.74%
605 Third Avenue New York, New York 10158

Next Century Growth Investors, LLC	2,947,394	(13)	7.12%
5500 Wayzata Blvd., Suite 1275 Minneapolis, Minnesota 55416

All Executive Officers, Directors and	1,288,647	(14)	3.10%
Nominees as a Group (9 persons)

*	Less than one percent.

(1)	Unless otherwise indicated, all shares of common stock are held directly with sole voting and investment powers.

(2)	Securities not outstanding, but included in the beneficial ownership of each such person, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person. Shares of common stock that may be acquired within sixty days of April 16, 2008 upon exercise of outstanding stock options are deemed to be outstanding.

(3)	Includes 400,000 shares of common stock held indirectly through Oldham Properties, Ltd., a limited partnership, and as to which Mr. Oldham disclaims beneficial ownership. Also included are 15,000 shares of common stock underlying a presently exercisable stock option held by Mr. Oldham. At the date of this Proxy Statement, a total of 50,000 shares of common stock were pledged as collateral to secure repayment of loans.

(4)	Of the total number of shares shown, 9,350 shares are held indirectly through Mr. Tiffin=s individual retirement account.

(5)	Includes 50,000 shares of common stock underlying presently exercisable stock options. A total of 6,790 shares of common stock are held indirectly by Mr. Bayley through an Individual Retirement Account and 408(k) Plan. At the date of this Proxy Statement, a total of 65,000 shares of common stock were pledged as collateral to secure repayment of loans. The total number of shares shown also includes 200 shares of common stock underlying a stock purchase warrant.

(6)	Includes 400 shares of common stock held by Mr. Foster’s wife and 9,000 shares held in his 408(k) Plan.

(7)	Includes 44,000 shares of common stock underlying a presently exercisable stock option. At the date of this Proxy Statement, a total of 45,800 shares of common stock were pledged as collateral to secure repayment of loans.

(8)	Of the total number of shares shown, 82,019 shares are held by Wealth Preservation, LLC, a limited liability company owned and controlled by Mr. Oring and his wife, and 57,295 shares may be acquired by Mr. Oring upon exercise of stock options that are presently exercisable.

(9)	Includes 20,068 shares of common stock held indirectly by Mr. Poage through his individual retirement account. Also included are 78,750 shares that may be acquired upon exercise of presently exercisable stock options.

(10)	Includes 20,000 shares of common stock that may be acquired upon exercise of a presently exercisable stock option. At the date of this Proxy Statement, a total of 25,000 shares of common stock were pledged as collateral to secure repayment of loans.

(11)	As reported in Schedule 13G filed by Dreman Value Management, L.L.C., an investment advisor, with the Securities and Exchange Commission on February 14, 2008, Dreman Value Management, L.L.C., or “Dreman”, reported beneficial ownership of 2,203,250 shares of common stock. Of these shares, Dreman reported sole voting power with respect to 624,950 shares; shared voting power with respect to 22,900 shares and shared dispositive power with respect to 2,203,250 shares.

(12)	Based on Amendment No. 2 to Schedule 13G filed by Neuberger Berman, Inc., Neuberger Berman, LLC, Neuberger Berman Management, Inc. and Neuberger Berman Equity Funds with the Securities and Exchange Commission on March 10, 2008, Neuberger Berman, Inc., or “NBI”, reported beneficial ownership of 4,443,544 shares of common stock. Of these shares, NBI and Neuberger Berman, LLC each reported sole voting power with respect to 117,803 shares; shared voting power with respect to 3,410,841 shares; and shared dispositive power with respect to 4,443,544 shares. Neuberger Berman Management, Inc. reported shared voting and dispositive powers with respect to 3,410,841 shares and Neuberger Berman Equity Funds reported shared voting and dispositive powers with respect to 3,376,341 shares. NBI is the parent company of Neuberger Berman, LLC, an investment advisor and broker-dealer, and Neuberger Berman Management Inc., an investment advisor to a series of public mutual funds. Neuberger Berman, LLC is deemed to be a beneficial owner of such shares since it has shared dispositive power, and in some cases the sole power to vote such shares. Neuberger Berman Management Inc. is deemed to be a beneficial owner of such shares since it has shared dispositive and voting power. The holdings of Lehman Brothers Asset Management LLC, an affiliate of Neuberger Berman LLC, are also included in the total number of shares shown.

(13)	Based on Schedule 13G filed by Next Century Growth Investors, LLC, Thomas L. Press and Donald M. Longlet with the Securities and Exchange Commission on February 14, 2008, Next Century Growth Investors, LLC, or “NCGI”, reported beneficial ownership of 2,947,394 shares of common stock. NCGI reported that it may be deemed to be the beneficial owner of such shares by virtue of its investment discretion and/or voting power over client securities, which may be revoked, and that Thomas L. Press and Donald M. Longlet may also be deemed to have beneficial ownership of such shares as a result of their positions with and ownership positions in NCGI, which could be deemed to confer upon each of them voting and/or investment power over the shares. Each of NCGI, Thomas L. Press and Donald M. Longlet disclaim beneficial ownership of such shares except to the extent of each of their respective pecuniary interests therein, if any.

(14)	Includes 265,045 shares of common stock underlying stock options that are presently exercisable. The unexercisable portion of stock options held by our officers and directors do not become exercisable within the next sixty days.
Equity Compensation Plans
          At December 31, 2007, a total of 631,920 shares of common stock were authorized for issuance under our equity compensation plans. In the table below, we describe certain information about these shares and the equity compensation plans which provide for their authorization and issuance. You can find additional information about our stock grant and stock option plans beginning on page 43.
Equity Compensation Plan Information

	(a)		(b)	(c)
				Number of securities
				remaining available for
				future issuance under
	Number of securities to		Weighted-average	equity compensation
	be issued upon exercise		exercise price of	plans (excluding
	of outstanding options,		outstanding options,	securities reflected in
Plan category	warrants and rights		warrants and rights	column (a))
Equity compensation plans approved by security holders	374,500	(1)	$8.03	74,420	(2)
Equity compensation plans not approved by security holders	183,000	(3)	$4.97	0

Total	557,500		$7.03	74,420

(1)	Includes shares of common stock issuable upon exercise of stock options granted under our 1992 Stock Option Plan, 1997 Nonemployee Directors Stock Option Plan, 1998 Stock Option Plan, and 2001 Nonemployee Directors Stock Option Plan.

(2)	These shares of common stock are available for future issuance under our 2004 Non-Employee Director Stock Grant Plan.

(3)	These shares represent shares of common stock underlying stock options granted on June 20, 2001 to non-officer employees under our 2001 Employee Stock Option Plan. The 2001 Employee Stock Option Plan is the only equity compensation plan in effect that we have adopted without approval of our stockholders. Our Directors and officers are not eligible to participate in this plan. A description of the material features of this plan can be found under the caption “2001 Employee Stock Option Plan” on page 46.

PROPOSAL #1 — ELECTION OF DIRECTORS
     Our Directors are elected annually by our stockholders to serve until the next annual meeting of stockholders and until their respective successors are duly elected. The number of directors comprising the whole Board is determined by the Board of Directors.
     Our five nominees for Directors are Jeffrey G. Shrader, Larry C. Oldham, Edward A. Nash, Martin B. Oring and Ray M. Poage. Messrs. Shrader, Oldham, Nash, Oring and Poage were all elected as Directors at the last annual meeting of stockholders. All nominees have consented to serve as Directors if elected at the Annual Meeting. If any nominee becomes unavailable for any reason, a substitute nominee may be proposed by the Board and the shares represented by proxy will be voted for any substitute nominee, unless the Board reduces the number of directors. We do not know of any reason why any nominee will become unavailable. Shares represented by the accompanying form of proxy will be voted for the election of the five nominees named below unless other instructions are shown on the proxy card.
     Your Board of Directors recommends a vote FOR the following five nominees for election as Directors at the Annual Meeting.

		Director
Nominee	Age	Since	Position with Company
Jeffrey G. Shrader(1)(2)(3)(4)	57	2001	Chairman of the Board of Directors; Director

Larry C. Oldham(1)	54	1979	Director, President and Chief Executive Officer

Edward A. Nash(1)(2)(3)(4)	59	2007	Director

Martin B. Oring(1)(2)(3)(4)	62	2001	Director

Ray M. Poage(1)(2)(3)(4)	60	2003	Director

(1)	Member of Hedging and Acquisitions Committee.

(2)	Member of Compensation Committee.

(3)	Member of Audit Committee.

(4)	Member of Corporate Governance and Nominating Committee.
     Mr. Shrader has been a shareholder in the law firm of Sprouse Shrader Smith, Amarillo, Texas, since January 1993. He has also served as a director of Hastings Entertainment, Inc. since 1992. Mr. Shrader is the Chairman of the Corporate Governance and Nominating Committee.
     Mr. Oldham is a founder of Parallel and has served as an officer and Director since its formation in 1979. Mr. Oldham became President of Parallel in October 1994, and served as Executive Vice President before becoming President. Effective January 1, 2004, Mr. Oldham became Chief Executive Officer. Mr. Oldham received a Bachelor of Business Administration degree from West Texas State University in 1975.
     Mr. Nash served as a consultant to TOTAL Petrochemicals, Inc. from February 2004 until December 2006, providing advisory services primarily in the areas of corporate relocation, construction, safety and communications. He also served as a consultant to Clayton Williams Energy, Inc. from September 2003 to September 2004, primarily in the area of acquisitions. From 2000 to March 2003, Mr. Nash was employed by TOTAL as a Senior Vice President of Special Projects and as Senior Vice President of its U.S. onshore division. From 1974 to 2000, Mr. Nash was employed by Fina, Inc. in various capacities, including serving as Vice President of Human Resources, Vice President Exploration and Production from April 1998 to 2000 and as President of Fina Natural Gas Company from 1999 to 2000. Mr. Nash graduated from Texas A&M University in 1970 with a Bachelors of Science degree in Mechanical Engineering. He is a registered professional engineer in petroleum and mechanical engineering. Mr. Nash is the Chairman of the Compensation Committee.

     Mr. Oring is an owner and managing member of Wealth Preservation, LLC, a financial counseling firm founded by Mr. Oring in January 2001. From 1998 to December 2000, Mr. Oring was Managing Director Executive Services of Prudential Securities Incorporated, and from 1996 to 1998, Mr. Oring was Managing Director Capital Markets of Prudential Securities Incorporated. From 1989 to 1996, Mr. Oring was Manager of Capital Planning for The Chase Manhattan Corporation. Mr. Oring is also a director of PetroHunter Energy Corporation. Mr. Oring is the Chairman of the Hedging and Acquisitions Committee.
     Mr. Poage was a partner in KPMG LLP from 1980 to June 2002 when he retired. Mr. Poage’s responsibilities included supervising and managing both audit and tax professionals and providing services, primarily in the area of taxation, to private and publicly held companies engaged in the oil and natural gas industry. Mr. Poage is Chairman of the Audit Committee.
PROPOSAL #2 — APPROVAL OF PARALLEL PETROLEUM CORPORATION
2008 LONG-TERM INCENTIVE PLAN
     On March 27, 2008, the Board of Directors, upon recommendation of the Compensation Committee, adopted the Parallel Petroleum Corporation 2008 Long-Term Incentive Plan, which is referred to below as the “Plan”, to be effective as of May 28, 2008, subject to approval by Parallel’s stockholders.
     The Plan authorizes the Compensation Committee of the Company’s Board of Directors to grant nonqualified and incentive stock options, restricted stock awards, performance awards and other awards to selected employees. The Plan also authorizes the grant of nonqualified stock options, restricted stock awards, performance awards and other awards to non-employee Directors. A total of 2,000,000 shares of common stock have been authorized for award under the Plan.
     The Plan, if approved by the stockholders, will be in addition to Parallel’s current (i) 1992 Stock Option Plan, (ii) 1997 Nonemployee Directors Stock Option Plan, (iii) 1998 Stock Option Plan, (iv) 2001 Employee Stock Option Plan, (v) 2001 Nonemployee Directors Stock Option Plan and (vi) 2004 Non-Employee Directors Stock Grant Plan. However, there are no options available for issuance under our current stock options plans, and we have not granted any stock options or stock based awards to any of our executive officers since November 2002.
     During 2007, we granted one stock option to one non-employee Director of Parallel to purchase 17,500 shares of common stock at an exercise price of $22.89 per share, the closing price of our stock on the date of grant. Our 2004 Non-Employee Directors Stock Grant Plan is the only plan under which stock-based awards may currently be granted, and then only to non-employee Directors.
     As of April 15, 2008, the number of shares of common stock to be issued upon exercise of outstanding stock options totaled 442,724 shares, with a weighted-average exercise price of $7.84 per share.
     As of April 15, 2008, the closing price of our common stock as reported on the Nasdaq Global Market was $22.79 per share.
     The following summary of the Plan is qualified in its entirety by reference to the actual text of the Plan, which is attached to this proxy statement as Appendix A.
Description of the Plan
     General
     The purpose of the Plan is to attract and retain the services of key employees, key consultants and outside directors of Parallel and to provide such persons with a proprietary interest in Parallel through the granting of incentive stock options, nonqualified stock options, restricted stock, performance awards and other awards that will (i) increase the interest of such persons in Parallel’s welfare, (ii) furnish an incentive to such persons to continue their services for Parallel and (iii) provide a means through which Parallel may attract able persons as employees, consultants and outside directors.
     If adopted by the stockholders, the effective date of the Plan will be May 28, 2008, and the Plan will remain in effect until May 28, 2018, unless sooner terminated by the Board of Directors of Parallel. No award may be made under the Plan after its expiration date. However, awards made prior thereto may extend beyond the expiration date.
     Committee’s Authority
     The Plan will be administered by the Compensation Committee, or the “Committee”, of the Board of Directors consisting of two or more Board members who are “non-employee directors” in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, and “outside directors” in accordance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee, in its discretion, will have authority to (i) interpret the Plan, (ii) prescribe, amend, and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for awards under the Plan and certify the extent of a participant’s achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. The Committee may delegate to officers of Parallel, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of Parallel pursuant to such written delegation of authority will be deemed to have been taken by the Committee. Any interpretation, determination or other action made or taken by the Committee will be final, binding and conclusive on all interested parties.
     Eligibility
     Any employee, consultant or outside director of Parallel whose judgment, initiative, and efforts contributed or may be expected to contribute to the successful performance of Parallel is eligible to participate in the Plan; provided that only employees of Parallel will be eligible to receive incentive stock options. The Committee, upon its own action, may grant, but is not required to grant, an award to any employee, consultant or outside director of Parallel or any subsidiary. Awards may be granted by the Committee at any time and from time to time as the Committee determines. Awards need not contain similar provisions. As of April 15, 2008, we had 44 employees, four outside directors and two consultants who would be eligible under the Plan.
     Financial Effects of Awards
     Parallel will receive no monetary consideration for the granting of awards under the Plan, unless otherwise provided when granting restricted stock. Parallel will receive no monetary consideration other than the option price for shares of common stock issued to participants upon the exercise of their stock options.
     Number of Shares Available for Awards
     The maximum number of shares of common stock that may be delivered pursuant to awards granted under the Plan is 2,000,000 shares, 100% of which may be delivered pursuant to incentive stock options. Subject to certain adjustments, the maximum number of Parallel’s shares of common stock with respect to which stock options may be granted to any officer of Parallel subject to Section 16 of the Securities Exchange Act of 1934, or a “covered employee” as defined in Section 162(m)(3) of the Code, during any calendar year is 2,000,000 shares. In addition, to the extent Section 162(m) of the Code applies to awards granted under the Plan and Parallel intends to comply with the requirements of Section 162(m) of the Code with respect to those awards, no participant may receive in any calendar year performance-based awards with an aggregate value of more than $1,000,000 (based on the fair market value of shares of the common stock at the time of the grant of a performance-based award involving the issuance of shares of common stock). Shares to be issued may be made available from authorized but unissued common stock, common stock held by Parallel in its treasury, or common stock purchased by Parallel on the open market or otherwise. During the term of the Plan, Parallel will at all times reserve and keep enough shares of its common stock available to satisfy the requirements of the Plan.

     Grants of Awards
     The grant of an award must be authorized by the Committee and will be evidenced by an award agreement setting forth the award being granted, the total number of shares of common stock subject to the award(s), the option price (if applicable), the award period, the date of grant, and such other terms, provisions, limitations and performance objectives, as are approved by the Committee, but not inconsistent with the Plan.
     Award Period
     The Committee may, in its discretion, provide that an incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the award agreement. Except as provided in the award agreement, an incentive may be exercised in whole or in part at any time during its term. The award period for an incentive will be reduced or terminated upon termination of service. No incentive granted under the Plan may be exercised at any time after the end of its award period and no portion of any incentive may be exercised after the expiration of ten years from its date of grant.
     Vesting
     The Committee, in its sole discretion, may determine that an incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its date of grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the date of grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of an incentive may be vested.
     Reuse of Shares
     To the extent that any award under the Plan is forfeited, expires or is canceled, in whole or in part, then the number of shares of common stock covered by the award or stock option so forfeited, expired or canceled may again be awarded under the Plan. If previously acquired shares of common stock are delivered to Parallel in full or partial payment of the exercise price for the exercise of a stock option granted under the Plan, the number of shares of common stock available for future awards under the Plan will be reduced only by the net number of shares of common stock issued upon the exercise of the stock option. Previously acquired shares of common stock surrendered to Parallel for payment of applicable employment tax withholding or other tax payment due with respect to any award may again be awarded pursuant to the provisions of the Plan. Awards that may be satisfied either by the issuance of shares of common stock or by cash or other consideration shall be counted against the maximum number of shares of common stock that may be issued under the Plan only during the period that the award is outstanding or to the extent the award is ultimately satisfied by the issuance of shares of common stock. Awards will not reduce the number of shares of common stock that may be issued, however, if the settlement of the award will not require the issuance of shares of common stock. Only shares forfeited back to Parallel, shares canceled on account of termination, expiration or lapse of an award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of incentive stock options under the Plan, but shall not increase the maximum number of shares of common stock that may be delivered pursuant to incentive stock options.
     Stock Options
     The Compensation Committee may grant awards under the Plan in the form of options to purchase shares of Parallel’s common stock. The Compensation Committee will have the authority to determine the terms and conditions of each option, the number of shares subject to the option, and the manner and time of the option’s exercise.
     The fair market value of shares of common stock subject to options is determined by the closing price as reported on the Nasdaq Global Market on the date the value is to be determined. The exercise price of an option may be paid in cash, in shares of Parallel’s common stock or a combination of both. Unless terminated earlier, the stock options granted under the Plan expire no more than ten years from the date of the grant.

     Recipients of stock options may pay the option exercise price (i) in cash, check, bank draft or money order payable to the order of Parallel and in U.S. dollars, (ii) by delivering to Parallel shares of its common stock (including restricted stock) already owned by the participant having a fair market value equal to the aggregate option exercise price and that the participant has not acquired from Parallel within six months prior to the exercise date, (iii) by delivering (including by FAX or electronic transmission) to Parallel or its designated agent an executed irrevocable option exercise form (or exercise instructions) together with irrevocable instructions from the participant to a broker or dealer, reasonably acceptable to Parallel, to sell certain of the shares of common stock purchased upon the exercise of the option or to pledge such shares to the broker as collateral for a loan from the broker and to deliver to Parallel the amount of sale or loan proceeds necessary to pay the purchase price, and (iv) by any other form of valid consideration that is acceptable to the Committee in its sole discretion.
     Nonqualified Stock Option Grants
     The option price for shares of common stock that may be purchased under a nonqualified stock option may be equal to or greater than the fair market value of the shares on the date of grant.
     Incentive Stock Option Grants
     Incentive stock options may only be granted to employees of Parallel. The option price for shares of common stock that may be purchased under an incentive stock option must be at least equal to the fair market value of the shares on the date of grant. If an incentive stock option is granted to an employee who owns or is deemed to own (by reason of certain attribution rules of the Code) more than ten percent of the combined voting power of all classes of stock of Parallel (or any parent or subsidiary), the option price must be at least 110% of the fair market value of the common stock on the date of grant. The Committee may not grant incentive stock options under the Plan to any employee that would permit the aggregate fair market value (determined on the date of grant) of the common stock with respect to which incentive stock options (under the Plan and any other plan of Parallel and its subsidiaries) are exercisable for the first time by such employee during any calendar year to exceed $100,000. To the extent any stock option granted under the Plan that is designated as an incentive stock option exceeds this limit or otherwise fails to qualify as an incentive stock option, such stock option (or any such portion thereof) will be a nonqualified stock option.
     Restricted Stock Grants
     Shares of restricted stock awarded under the Plan will be subject to the terms, conditions, restrictions and/or limitations, if any, that the Compensation Committee deems appropriate, including restrictions on continued employment. The Compensation Committee may also restrict continued entitlement to the awarded shares of restricted stock to the attainment of specific performance targets it establishes that are based upon one or more of the following criteria described below under “– Performance Goals”.
     Each participant who is awarded or receives restricted stock will be issued a stock certificate or certificates evidencing such shares of common stock. Such certificate(s) will be registered in the name of the participant, and will bear an appropriate legend referring to the terms, conditions and restrictions applicable to such restricted stock. During such period as may be determined by the Committee commencing on the date of grant or the date of exercise of an award, the participant will not be permitted to sell, transfer, pledge or assign shares of restricted stock. Unless otherwise provided in a particular award agreement, upon termination of service for any reason during the restriction period, the nonvested shares of restricted stock will be forfeited by the participant. The provisions of restricted stock need not be the same with respect to each participant.
     Performance Awards
     The Committee may grant performance awards to any participant upon such terms and conditions as are specified at the time of the grant and may include provisions establishing the performance period, the performance goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan, (ii) to the extent a performance award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder and (iii) to the extent the Committee determines that an award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder. Each performance award will have its own terms and conditions. Performance awards may be valued by reference to the fair market value of a share of common stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of performance goals based upon the factors described below under “– Performance Goals” and/or remaining in the employ of Parallel for a specified period of time. Performance awards may be paid in cash, shares of common stock or other consideration, or any combination thereof. The extent to which any applicable performance objective has been achieved will be conclusively determined by the Committee.
     Other Awards
     The Committee may grant to any participant other forms of awards, based upon, payable in, or otherwise related to, in whole or in part, shares of common stock, if the Committee determines that such other form of award is consistent with the purpose and restrictions of the Plan. The terms and conditions of such other form of award will be specified by the grant. Such other awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law or for such other consideration as may be specified by the grant.
     Performance Goals
     Awards of restricted stock, performance awards and other awards (whether relating to cash or shares of common stock) under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: one or more measures of reserves of oil and natural gas; one or more components of the production of oil and natural gas; cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of Parallel’s common stock; return on assets, equity or stockholders’ equity; market share; inventory levels, inventory turn or shrinkage; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of Parallel as a whole or any business unit of Parallel and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual, and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in Parallel’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with Parallel’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of Parallel’s Annual Report on Form 10-K and/or the Compensation Discussion and Analysis section of Parallel’s Annual Report or proxy statement. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.
     No Repricing
     No awards under the Plan may be repriced or exchanged for awards with lower exercise prices because of a drop in market prices since grant, unless such repricings or exchanges are approved by the stockholders of Parallel.

     Amendment and Discontinuance
     Subject to certain limitations, the Board may at any time and from time to time, without the consent of the participants, alter, amend, revise, suspend, or discontinue the Plan in whole or in part, except that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the common stock is listed or traded or (ii) in order for the Plan and incentives awarded under the Plan to comply with Sections 162(m), 421 and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment is approved by the requisite vote of the stockholders of Parallel entitled to vote thereon. Unless required by law, no action contemplated or permitted by Article 9 (Amendment or Discontinuance) of the Plan shall adversely affect any rights of participants or obligations of Parallel to participants with respect to any incentive previously granted under the Plan without the consent of the affected participant.
     Capital Adjustments
     If any dividend or other distribution (whether in the form of cash, common stock, other securities or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase or exchange of common stock or other securities, issuance of warrants or other rights to purchase common stock or other securities, or other similar corporate transaction or event affects the fair value of an award, then the Committee shall adjust (i) the number of shares and type of common stock issuable and the price paid for such shares, and/or (ii) the amount paid for forfeited shares, if any.
     Change in Control Provisions
     The existence of the Plan and the incentives granted thereunder do not affect in any way the right or power of Parallel or its stockholders to make or authorize any Change in Control. Subject to any required stockholder action or except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if Parallel is the surviving or resulting corporation in any merger, consolidation or share exchange, any incentive granted under the Plan shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of common stock subject to the incentive would have been entitled. In the event of any merger, consolidation or share exchange pursuant to which Parallel is not the surviving or resulting corporation, there will be substituted for each share of common stock subject to the unexercised portions of outstanding incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of Parallel in respect to each share of common stock held by them, such outstanding incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms. Notwithstanding the foregoing, except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all incentives granted under the Plan may be canceled by Parallel, in its sole discretion, as of the effective date of any Change in Control in accordance with the terms and provisions of the Plan providing for notice or payments. In case Parallel, at any time while any incentive under the Plan is in force and remains unexpired, (i) sells all or substantially all of its property, or (ii) dissolves, liquidates, or winds up its affairs, then each participant under the Plan will be entitled to receive, in lieu of each share of common stock of Parallel which such participant would have been entitled to receive under the incentive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of common stock of Parallel. As used in the Plan, the term “Change in Control” means any one of the following, except as otherwise provided in the Plan:
•	any person, subject to certain exceptions, acquires ownership of stock of Parallel that, together with stock held by such person, constitutes more than 50% of the total fair market value or total voting power of Parallel’s stock; provided, however, if any person is considered to own more than 50% of the total fair market value or total voting power of Parallel, the acquisition of additional stock by the same person is not considered to be a Change in Control;

•	during any 12-month period, a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the

Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

•	there is consummated a merger or consolidation of Parallel or any direct or indirect subsidiary of Parallel with any other corporation, except if:
(i)	the merger or consolidation would result in the voting stock of Parallel outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent thereof) more than 70% of the total voting power of the stock of Parallel or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(ii)	the merger or consolidation is effected to implement a recapitalization of Parallel (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, during the 12-month period ending on the date of the most recent acquisition by such person or group, of stock of Parallel (not including in the stock beneficially owned by such person any stock acquired directly from Parallel or its affiliates other than in connection with the acquisition by Parallel or its affiliates of a business) representing 30% or more of the total voting power of Parallel’s then outstanding stock; or
•	any person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person) assets of Parallel that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of Parallel’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is a sale or transfer to (i) a stockholder of Parallel (immediately before the asset transfer) in exchange for or with respect to Parallel’s then outstanding stock; (ii) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by Parallel; (iii) a person that owns directly or indirectly, at least 50% of the total value or voting power of the outstanding stock of Parallel; or (iv) an entity, at least 50% of the total value or voting power of the stock of which are owned by a person that owns, directly or indirectly, at least 50% of the total value or voting power of the outstanding stock of Parallel.
If an award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
     Termination of Service
     In case of a participant’s termination of service, the award period for all unvested awards will terminate or be reduced unless the Committee accelerates vesting of the award. Vested incentive stock options must be exercised within three months of termination except in the case of death, disability or retirement and will be exercisable for a period of one year following termination due to death or disability.
Federal Income Tax Consequences
     The following is a brief summary of certain federal income tax consequences applicable to our employees relating to awards made under the Plan as set forth below. This summary does not purport to address all aspects of federal income taxation and does not describe state, local or foreign tax consequences. In addition, the grant and exercise of options and other awards authorized under the Plan to non-employee Directors may be taxed on a different basis. This summary is not an opinion and participants will need to consult their own tax counsel. This discussion is based upon provisions of the Code and the treasury regulations issued thereunder (the “Treasury Regulations”), and judicial and administrative interpretations under the Code and Treasury Regulations, all as in effect as of the date hereof, and all of which are subject to change (possibly on a retroactive basis) or different interpretation.

     In 2004, a new Section 409A was added to the Code to regulate all types of deferred compensation. If the requirements of Section 409A of the Code are not satisfied, deferred compensation and earnings thereon will be subject to tax as it vests, plus an interest charge at the underpayment rate plus 1% and a 20% penalty tax. Certain performance awards, stock options and certain types of restricted stock are subject to Section 409A of the Code.
     Incentive Stock Options
     A participant will not recognize income at the time an incentive stock option is granted. When a participant exercises an incentive stock option, a participant also generally will not be required to recognize income (either as ordinary income or capital gain). Similarly, Parallel is not entitled to any deduction at the time of grant or at the time of exercise. To the extent that the fair market value (determined as of the date of grant) of the common stock with respect to which the participant’s incentive stock options are exercisable for the first time during any year exceeds $100,000, the incentive stock options for the common stock over $100,000 will be treated as nonqualified stock options, and not incentive stock options, for federal tax purposes, and the participant will recognize income as if the incentive stock options were nonqualified stock options.
     In addition to the foregoing, if the fair market value of the common stock received upon exercise of an incentive stock option exceeds the exercise price, then the excess may be deemed a tax preference adjustment for purposes of the federal alternative minimum tax calculation. The federal alternative minimum tax may produce significant tax repercussions depending upon the participant’s particular tax status.
     The tax treatment of any common stock acquired by exercise of an incentive stock option will depend upon whether the participant disposes of his or her shares prior to two years after the date the incentive stock option was granted or one year after the common stock was transferred to the participant (referred to as the “holding period”). If a participant disposes of common stock acquired by exercise of an incentive stock option after the expiration of the holding period, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.
     If the participant disposes of common stock acquired by exercise of an incentive stock option prior to the expiration of the holding period, the disposition will be considered a “disqualifying disposition.” If the amount received for the common stock is greater than the fair market value of the common stock on the exercise date, then the difference between the incentive stock option’s exercise price and the fair market value of the common stock at the time of exercise will be treated as ordinary income for the tax year in which the “disqualifying disposition” occurs. The participant’s basis in the common stock will be increased by an amount equal to the amount treated as ordinary income due to such “disqualifying disposition.” In addition, the amount received in such “disqualifying disposition” over the participant’s increased basis in the common stock will be treated as capital gain. However, if the price received for common stock acquired by exercise of an incentive stock option is less than the fair market value of the common stock on the exercise date and the disposition is a transaction in which the participant sustains a loss which otherwise would be recognizable under the Code, then the amount of ordinary income that the participant will recognize is the excess, if any, of the amount realized on the “disqualifying disposition” over the basis of the common stock.
     Nonqualified Stock Options
     A participant generally will not recognize income at the time a nonqualified stock option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the common stock on the date of exercise will be treated as compensation taxable as ordinary income to the participant, and Parallel will be entitled to a corresponding deduction for the same amount. The participant’s tax basis for common stock acquired under a nonqualified stock option will be equal to the option price paid for such common stock, plus any amounts included in the participant’s income as compensation. When a participant disposes of common stock acquired by exercise of a nonqualified stock option, any amount received in excess of the participant’s tax basis for such shares will be treated as short-term or long-term capital gain, depending upon how long the participant has held the common stock. If the amount received is less than the participant’s tax basis for such shares, the loss will be treated as short-term or long-term capital loss, depending upon how long the participant has held the shares.

     Special Rule if Option Price is Paid for in Shares of Common Stock
     If a participant pays the exercise price of a nonqualified stock option with previously-owned shares of Parallel common stock and the transaction is not a disqualifying disposition of common stock previously acquired under an incentive stock option, the number of shares of common stock received equal to the number of shares of common stock surrendered is treated as having been received in a tax-free exchange. The participant’s tax basis and holding period for these shares of common stock received will be equal to the participant’s tax basis and holding period for the common stock surrendered. The shares of common stock received in excess of the number of shares of common stock surrendered will be treated as compensation taxable as ordinary income to the participant to the extent of their fair market value. The participant’s tax basis in these shares of common stock will be equal to their fair market value on the date of exercise, and the participant’s holding period for such shares will begin on the date of exercise.
     If the use of previously acquired common stock to pay the exercise price of a nonqualified stock option constitutes a disqualifying disposition of common stock previously acquired under an incentive stock option, the participant will have ordinary income as a result of the disqualifying disposition in an amount equal to the excess of the fair market value of the common stock surrendered, determined at the time such common stock was originally acquired on exercise of the incentive stock option, over the aggregate option price paid for such common stock. As discussed above, a disqualifying disposition of common stock previously acquired under an incentive stock option occurs when the participant disposes of such shares before the end of the holding period. The other tax results from paying the exercise price with previously-owned shares are as described above, except that the participant’s tax basis in the shares of common stock that are treated as having been received in a tax-free exchange will be increased by the amount of ordinary income recognized by the participant as a result of the disqualifying disposition.
     Restricted Stock
     A participant who has been granted an award in the form of restricted stock will not recognize taxable income at the time of the grant, and the Company will not be entitled to a deduction at the time of the grant, assuming that the restrictions constitute a substantial risk of forfeiture for U.S. income tax purposes. When such restrictions lapse, the participant will receive taxable, ordinary income (and have tax basis in the shares) in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The Company will be entitled to a corresponding deduction. However, a participant who receives restricted stock may make an election under Section 83(b) of the Code within 30 days of the date of transfer of the common stock to recognize ordinary income on the date of transfer of the common stock equal to the excess of the fair market value of such shares (determined without regard to the restrictions on such common stock) over the purchase price, if any, of such shares, and Parallel will take a corresponding income tax deduction at such time. At the time of sale of such shares, any gain or loss realized by the participant will be treated as either short-term or long-term capital gain (or loss) depending on the holding period. For purposes of determining any gain or loss realized, the participant’s tax basis will be the amount previously taxable as ordinary income, plus the purchase price, if any, paid by the participant for such shares.
     Other Awards
     In the case of an award of performance awards or other stock or cash awards, the recipient will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery, provided that the award is exempt from or complies with Section 409A of the Code. In that taxable year, Parallel will receive a federal income tax deduction in an amount equal to the ordinary income which the participant has recognized.
Federal Tax Withholding
     Any ordinary income realized by an employee with respect to an award under the Plan is subject to withholding of federal, state and local income tax and to withholding of the participant’s share of tax under the Federal Insurance Contribution Act (“FICA”) and the Federal Unemployment Tax Act (“FUTA”).
     To satisfy federal income tax withholding requirements, Parallel will have the right to require that, as a condition to delivery of any certificate for common stock, the participant remit to Parallel an amount sufficient to satisfy all or part of the withholding requirements. Alternatively, Parallel may withhold a portion of the common stock (valued at fair market value) that otherwise would be issued to the participant or permit the participant to deliver shares of common stock that the participant has not acquired from Parallel within the prior six months to satisfy all or part of the withholding tax obligations.

     Withholding does not represent an increase in the participant’s total income tax obligation, since it is fully credited toward his or her tax liability for the year. Additionally, withholding does not affect the participant’s tax basis in the common stock. Compensation income realized and tax withheld will be reflected on Forms W-2 supplied by Parallel to employees by January 31 of the succeeding year.
     Deferred compensation that is subject to Section 409A of the Code is subject to Federal income tax withholding and reporting requirements.
Tax Consequences to Parallel
     To the extent that a participant recognizes ordinary income in the circumstances described above, we will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Code.
     Awards of options granted under the Plan will automatically qualify for the “performance-based compensation” exception under Section 162(m) of the Code pursuant to their expected terms so long as those options are granted with an exercise price at least equal to the fair market value of the common stock at the date of grant. In addition, awards of restricted stock or performance awards may qualify under Section 162(m) if they are granted in accordance with the performance conditions referenced in the Plan. Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award.
     Parallel may not deduct compensation of more than $1,000,000 that is paid to an individual who, on the last day of the taxable year, is either the chief executive officer or is among the three highest compensated officers for the taxable year (other than the principal executive officer or the principal financial officer) as reported in Parallel’s proxy statement. The limitation on deductions does not apply to certain types of compensation, including qualified performance-based compensation, and only applies to compensation paid by a publicly-traded corporation (and not compensation paid by non-corporate entities). To the extent the Committee determines that awards in the form of stock options, performance awards, performance-based restricted stock and performance based cash payments under other awards granted under the Plan shall comply with the requirements of Section 162(m) of the Code, Parallel intends that such awards will be constructed so as to constitute qualified performance-based compensation and, as such, are intended to qualify under Section 162(m) of the Code as exempt from the $1,000,000 limitation on deductible compensation.
     If a individual’s rights under the Plan are accelerated as a result of a change in control and the individual is a “disqualified individual” under Section 280G of the Code, the value of any such accelerated rights received by such individual may be included in determining whether or not such individual has received an “excess parachute payment” under Section 280G of the Code, which could result in (i) the imposition of a 20% Federal excise tax (in addition to Federal income tax) payable by the individual on the value of such accelerated rights, and (ii) the loss by Parallel of a compensation deduction.
New Plan Benefits
     Because the grant of awards under the Plan is discretionary and will depend on the Compensation Committee’s final actions and the fair market value of common stock at various future dates, it is not possible to determine the exact amount or type of future benefits that will be received by directors, executive officers, employees and consultants if the Plan is approved by our stockholders. The Compensation Committee has not taken, and will not take, any action authorizing the grant of awards unless the Plan is approved by our stockholders. If the Plan is not approved by the stockholders, the Plan will not become effective. In this event, the Board of Directors will consider whether to adopt alternative arrangements based on its assessment of the needs of Parallel.
     We did not grant any stock options to any of our officers or employees in 2007. One stock option to purchase 17,500 shares was granted in March 2007 to one non-employee Director at an exercise price of $22.89 per share. You can find more information about this option grant in the “2007 Director Compensation” table on page 41.
     The Board of Directors unanimously recommends that you vote FOR the proposal to approve the Parallel Petroleum Corporation 2008 Long-Term Incentive Plan.

GOVERNANCE OF THE COMPANY
     Under the Delaware General Corporation Law and Parallel’s bylaws, our business, property and affairs are managed by or under the direction of the Board of Directors. Members of the Board are kept informed of our business through discussions with the Chairman of the Board, the Chief Executive Officer and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees. We currently have five members of the Board, including Edward A. Nash, Larry C. Oldham, Martin B. Oring, Ray M. Poage and Jeffrey G. Shrader. All of these Directors are standing for re-election at the Annual Meeting.
     The Board of Directors held twenty-six meetings in 2007. Each Director attended 100% of the meetings held during the period in which he was a Director, except that Mr. Oldham and Mr. Shrader were not in attendance at two meetings; Mr. Poage and Mr. Nash were not in attendance at one meeting; and one former director was not in attendance at one meeting. Our independent Directors meet alone in executive session in conjunction with their Audit, Compensation and Corporate Governance and Nominating Committee meetings.
Director Independence
     The Board has determined that all of our Directors, other than Mr. Oldham, meet the definition of an “independent director” for purposes of NASD Rule 4200(a)(15), the independence standards applicable to us. The Board based these determinations primarily on responses of the Directors to questions regarding employment and compensation history, affiliations and family and other relationships, comparisons of the independence criteria under NASD Rule 4200(a)(15) to the particular circumstances of each Director and on discussions among the Directors.
Committees of the Board of Directors
     The Board has four standing committees:
•	the Audit Committee;

•	the Corporate Governance and Nominating Committee;

•	the Compensation Committee; and

•	the Hedging and Acquisitions Committee.
     Audit Committee
     The Audit Committee of the Board of Directors reviews the results of the annual audit of our consolidated financial statements and recommendations of the independent auditors with respect to our accounting practices, policies and procedures. As prescribed by our Audit Committee Charter, the Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities, reviewing our systems of internal accounting and financial controls, and the independent audit of our consolidated financial statements. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the auditors.
     The Audit Committee operates under a charter, which we amended in February 2008. The Audit Committee Charter, as amended, is attached to this Proxy Statement as Appendix B. You can also view the charter on our website at www.plll.com. The Audit Committee reviews the charter annually to ensure that it meets the listing standards for issuers with securities listed for trading on The Nasdaq Global Market. The charter specifies that the Audit Committee will have at least three members, comprised solely of independent directors.
     The Audit Committee of the Board of Directors presently consists of four directors, all of whom have no financial or personal ties to Parallel (other than director compensation and equity ownership as described in this Proxy Statement) and meet the Nasdaq standards for independence. The members of the Audit Committee are Messrs. Poage (Chairman), Nash, Oring and Shrader. The Board of Directors has determined that at least one member of the Audit Committee, Ray M. Poage, meets the criteria of an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K, and is independent for purposes of Nasdaq listing standards and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended. Mr. Poage’s background and experience includes service as a partner of KPMG LLP where Mr. Poage participated extensively in accounting, auditing and tax matters related to the oil and natural gas business.
     Ten meetings of the Audit Committee were held in 2007. Each member of the Audit Committee attended all of the meetings, except that Mr. Shrader was not in attendance at one meeting.
     In February 2007 and again in February 2008, the Audit Committee reviewed its charter and conducted an annual self-evaluation of its performance and reviewed and considered the transactions described under “Certain Related Person Transactions” beginning on page 47 of this Proxy Statement.
     Corporate Governance and Nominating Committee
     The Board’s Corporate Governance and Nominating Committee operates under a charter outlining the functions and responsibilities of the Committee, including recommending to the full Board of Directors nominees for election as directors of Parallel, and making recommendations to the Board of Directors from time to time as to matters of corporate governance. The members of the Corporate Governance and Nominating Committee are Messrs. Shrader (Chairman), Nash, Oring and Poage, all of whom meet the Nasdaq listing standards for independence. The charter authorizes the Committee to retain search firms to assist it in identifying qualified Director candidates. However, a search firm has not been retained to date and all of the Director candidates for 2008 are currently members of the Board. The charter for the Corporate Governance and Nominating Committee can be viewed on our website at www.plll.com.
     Although no Director candidates were recommended by stockholders during the past year, the committee will consider candidates for Director suggested by stockholders. The Committee has not developed or specified any particular differences in the manner in which it would evaluate a nominee for Director based on whether the nominee is recommended by a stockholder. Stockholders wishing to suggest a candidate for Director should write to any one of the members of the committee at his address shown on page 4 of this Proxy Statement. Suggestions should include:
•	a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•	the name of and contact information for the candidate;

•	a statement of the candidate’s age, business and educational experience;

•	information sufficient to enable the committee to evaluate the candidate;

•	a statement detailing any relationship between the candidate and any joint interest owner, customer, supplier or competitor of Parallel;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
     It is the Board’s policy that Directors may not serve concurrently on more than three public company boards. It is also the Board’s policy that a non-employee Director may not stand for re-election at the annual meeting of stockholders following the date on which he or she attains age 72.
     Under our bylaws, nominations for director may be made only by the Board of Directors or a Board of Directors committee, or by a stockholder entitled to vote who delivers timely notice along with the additional information and materials required by the bylaws to our corporate Secretary. To be timely, a stockholder’s notice must be received at our offices not less than 60 nor more than 90 days prior to the meeting. However, if less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by a stockholder must be received not later than the tenth day after the day on which the notice of the date of the meeting was mailed or public disclosure was made. You can obtain a copy of our bylaws by writing to the corporate Secretary, 1004 N. Big Spring, Suite 400, Midland, Texas 79701. A copy of our bylaws can also be viewed on our website at www.plll.com.
     One meeting of the Corporate Governance and Nominating Committee was held in 2007. All members of the Committee were present.
     Compensation Committee
     The Compensation Committee of the Board of Directors administers and approves all elements of compensation and awards for our executive officers. The Committee has the responsibility to review and approve the corporate goals and objectives relevant to each executive officer’s compensation, evaluates individual performance of each executive in light of those goals and objectives, and determines and approves each executive’s compensation based on this evaluation. The members of the Compensation Committee are Edward A. Nash (Chairman), Martin B. Oring, Ray M. Poage, and Jeffrey G. Shrader. The charter for the Compensation Committee can be viewed on our website at www.plll.com.
     Generally, on its own initiative the Compensation Committee reviews the performance and compensation of all of our executives and then reviews and discusses its conclusions and recommendations with management.
     Members of the Committee are non-management directors who, in the opinion of the Board, satisfy the independence standards of the Nasdaq Global Market. The Committee has the sole authority to retain consultants and advisors as it may deem appropriate in its discretion, and sole authority to approve related fees and retention terms for these advisors.
     For additional information regarding the functions of the Compensation Committee, please see “Executive Compensation — Compensation Discussion and Analysis — Internal and External Assistance” on page 30.
     Ten meetings of the Compensation Committee were held in 2007. Each member of the Compensation Committee attended all of the meetings held during 2007.
     Hedging and Acquisitions Committee
     The Hedging and Acquisitions Committee presently consists of all five of our Directors, including Messrs. Nash, Oldham, Poage, Shrader and Oring (Chairman). This committee reviews, assists and advises management on overall risk management strategies and techniques, with the objective of implementing prudent commodity and interest rate derivative arrangements. The Hedging and Acquisitions Committee also reviews with management oil and gas acquisition opportunities, and consults with members of management to review plans and strategies for pursing acquisitions. The Hedging and Acquisitions Committee does not have a separate charter.
     Two meetings of the Hedging and Acquisitions Committee were held during 2007. Each member of the Hedging and Acquisitions Committee attended all meetings held during 2007.
Code of Ethics
     The Board has adopted a code of ethics which applies to all of our Directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and all other financial officers and executives. You may review the code of ethics on our website at www.plll.com. A copy of our code of ethics has also been filed with the Securities and Exchange Commission and is incorporated by reference as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. We will provide without charge to each person, upon written or oral request, a copy of our code of ethics. Requests should be directed to:

Manager of Investor Relations Parallel Petroleum Corporation 1004 N. Big Spring, Suite 400 Midland, Texas 79701
Telephone: (432) 684-3727

Stockholder Communications with Directors
     Parallel stockholders who want to communicate with any individual Director can write to that Director at his address shown on page 4 of this Proxy Statement under the caption “Stock Ownership”.
     Your letter should indicate that you are a Parallel stockholder. Depending on the subject matter, the Director will:
•	if you request, forward the communication to the other Directors;

•	request that management handle the inquiry directly, for example where it is a request for information about Parallel or it is a stock-related matter; or

•	not forward the communication to the other Directors or management if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
Director Attendance at Annual Meetings
     We typically schedule a Board meeting in conjunction with our annual meeting of stockholders. Although we do not have a formal policy on the matter, we expect our Directors to attend each annual meeting, absent a valid reason, such as illness or a schedule conflict. Last year, all of the individuals then serving as Director attended our annual meeting of stockholders.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act of 1934 requires our Directors and officers to file periodic reports with the Securities and Exchange Commission. These reports show the Directors’ and officers’ ownership and the changes in ownership, of our common stock and other equity securities. To our knowledge, all Section 16(a) filing requirements were complied with during 2007.
Report of the Audit Committee
     The Audit Committee of our Board of Directors is comprised of the four Directors named below.
     The Audit Committee reviewed and discussed Parallel’s audited financial statements with management, which has primary responsibility for the financial statements and the overall reporting process. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented.
     The Audit Committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors the issue of its independence from Parallel.
     The Audit Committee also heard the report of the independent auditors regarding certain critical accounting policies and practices used by Parallel and alternative treatments, and received copies of material written communications between the independent auditors and Parallel.
     Based on the Audit Committee’s review of the audited financial statements and in reliance on its discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2007 be included in Parallel’s Annual Report on Form 10-K for the last fiscal year for filing with the Securities and Exchange Commission.
     The foregoing report is provided by the following independent Directors, who constitute the Audit Committee.

Ray M. Poage (Chairman) Edward A. Nash Martin B. Oring Jeffrey G. Shrader

Audit Fees
     BDO Seidman, LLP audited our consolidated financial statements for the years ended December 31, 2007 and December 31, 2006. The aggregate fees for professional services rendered by BDO Seidman, LLP for 2007 and 2006 were:

	Fiscal Year Ended December 31,
Type of Fees	2007		2006
Audit fees(1)	$736,000	(1)	$469,000
Audit-related fees	13,000		52,000
Tax fees	—		—
All other fees	—		—

Total	$749,000		$521,000

(1)	Includes fees for professional services rendered in connection with the audit of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 in the amounts of $175,000 and $160,000 for 2007 and 2006, respectively.
     We retained an independent third party to assist us in our Sarbanes-Oxley 404 readiness and assessment of internal control over financial reporting. The aggregate fees for services provided in connection with the internal control over financial reporting for 2007 and 2006 were approximately $75,000 and $65,000, respectively, including associated expenses.
     In the above table, “audit fees” are fees we paid for professional services for the audit of our consolidated financial statements included in our Annual Report on Form 10-K and for the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, or for services that are normally provided by our principal accountants in connection with statutory and regulatory filings or engagements and fees for Sarbanes-Oxley 404 audit work. “Audit-related fees” are fees billed for assurance and related regulatory filings.
Pre-approval Policies and Procedures
     The Audit Committee had not, as of the time of mailing this Proxy Statement, adopted policies and procedures for pre-approving audit or permissible non-audit services performed by our independent auditors. Instead, the Audit Committee as a whole pre-approves all such services. In the future, our Audit Committee may approve the services of our independent auditors pursuant to pre-approval policies and procedures adopted by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to our management.
EXECUTIVE OFFICERS
     Our executive officers are appointed annually by the Board of Directors to serve at the Board’s discretion and until his or her successor is duly appointed.
     There are no family relationships between any of our Directors or officers.
     Biographical information for Mr. Oldham, our President and Chief Executive Officer and a nominee for Director, is included above under “Proposal #1 — Election of Directors” on page 7. Set forth below is biographical information regarding our other executive officers at the date of this Proxy Statement.
     Donald E. Tiffin, 50, served as Vice President of Business Development from June 2002 until January 1, 2004 when he became Chief Operating Officer. From August 1999 until May 2002, Mr. Tiffin served as General Manager of First Permian, L.P. and from July 1993 to July 1999, Mr. Tiffin was the Drilling and Production Manager in the Midland, Texas office of Fina Oil and Chemical Company. Mr. Tiffin graduated from the University of Oklahoma in 1979 with a Bachelor of Science degree in Petroleum Engineering.

     Eric A. Bayley, 59, has been Vice President of Corporate Engineering since July 2001. From October 1993 until July 2001, Mr. Bayley was employed by Parallel as Manager of Engineering. From December 1990 to October 1993, Mr. Bayley was an independent consulting engineer and devoted substantially all of his time to Parallel. Mr. Bayley graduated from Texas A&M University in 1978 with a Bachelor of Science degree in Petroleum Engineering. He graduated from the University of Texas of the Permian Basin in 1984 with a Master’s of Business Administration degree.
     John S. Rutherford, 47, has been Vice President of Land and Administration of Parallel since July 2001. From October 1993 until July 2001, Mr. Rutherford was employed as Manager of Land/Administration. From May 1991 to October 1993, Mr. Rutherford served as a consultant to Parallel, devoting substantially all of his time to Parallel’s business. Mr. Rutherford graduated from Oral Roberts University in 1982 with a degree in Education, and in 1986 he graduated from Baylor University with a Master’s degree in Business Administration.
     Steven D. Foster, 52, has been the Chief Financial Officer of Parallel since June 2002. From November 2000 to May 2002, Mr. Foster was the Controller and Assistant Secretary of First Permian, L.P. and from September 1997 to November 2000, he was employed by Pioneer Natural Resources, USA in the capacities of Director of Revenue Accounting and Manager of Joint Interest Accounting. Mr. Foster graduated from Texas Tech University in 1977 with a Bachelor of Business Administration degree in Accounting. He is a certified public accountant.
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
     Introduction and Overview
     The Compensation Committee of the Board of Directors is responsible for determining the types and amounts of compensation we pay to our executives. Our Committee operates under a written charter that you can view on our website at www.plll.com. The Board of Directors has affirmatively determined that each Director who is a member of the Committee meets the independence requirements of the Nasdaq Global Market. The Board determines, in its business judgment, whether a particular Director satisfies the requirements for membership on the Committee set forth in the Committee’s charter. None of the members of the Compensation Committee are current or former employees of Parallel or any of its subsidiaries.
     Our Compensation Committee is responsible for formulating and administering the overall compensation principles and plans for Parallel. This includes establishing the compensation paid to our officers, administering our compensation plans and, generally, reviewing our compensation programs at least annually.
     The Committee periodically meets in executive session without members of management or management directors present and reports to the Board of Directors on its actions and recommendations.
     We discuss below the philosophy, objectives and principles we followed last year for compensating our executive officers.
     Compensation Philosophy and Objectives
     The Committee’s compensation philosophy is to provide an executive compensation program that:
•	is competitive with compensation programs offered by comparable companies engaged in businesses similar to ours;

•	rewards performance, skills and talents necessary to advance our company objectives and further the interests of stockholders;

•	is balanced between a fair and reasonable cash compensation and incentives linked to Parallel’s overall operating performance; and

•	is fair to our executives, but within reasonable limits.
     The Company’s practice is and has been to link compensation with performance, measured at the company level, and to emphasize the importance of each executive’s contribution to the overall success of the Company. The overall objectives of our compensation philosophy are to:
•	provide a reasonable and competitive level of current annual income;

•	provide incentives that encourage our executives to continue their employment with us;

•	motivate executives to accomplish our company goals and reward performance;

•	create an environment conducive to company-oriented success rather than individual success;

•	align compensation and benefits with business strategy and competitive market data;

•	encourage the application of prudent decision making processes in an industry marked by volatility and high risk; and

•	provide for overall compensation arrangements that are fair and reasonable pay for achievements beneficial to Parallel and its stockholders.
     Our Committee supports these objectives by emphasizing compensation arrangements that we believe will attract and retain qualified executives and reward them for creating a solid platform for the long-term growth and success of Parallel. At the same time, we are mindful of, and try to balance our executive compensation arrangements with, the interests and concerns of stockholders.
     To more fully understand our current compensation philosophies and practices, it is important to keep in mind some historical milestones that have influenced the shaping of our compensation practices. For instance, it was not until May 2002 that we had more than seven employees, as compared to 43 employees that we currently have; our total market capitalization (including shares held by our officers and directors) at December 31, 2002 was approximately $58.0 million, as compared to a total market capitalization (including shares held by our officers and directors) of approximately $727.0 million at December 31, 2007; and it was not until the latter part of 2004 that the market price of our stock consistently exceeded $5.00 per share. Given our small size, limited staff and limited resources in earlier years, the compensation of our executives consisted primarily of salaries, cash bonuses and stock options, with an emphasis on the use of stock options. Since November 2002, however, we have limited the use of stock option awards to our executives and we relied more heavily on our Incentive and Retention Plan as a long-term incentive. For 2007, we chose, as we have in the past, to continue a relatively simple compensation framework for our executives. We believe the benefits of this approach include maintaining a higher degree of understanding and certainty for our executives as well as the investing public, and avoiding complex benefit packages and agreements that are less transparent than our compensation program and that require significant time and cost to properly administer. However, as we describe below under “Analysis and Outlook”, we anticipate adopting a long-term equity based incentive plan, in part due to the oil and natural gas exploration and production industry continuing to experience increased competition for qualified personnel at all levels.
     Compensation Components
     Our judgments regarding executive compensation are primarily based upon our assessment of company performance, and each executive officer’s leadership, performance and individual contributions to Parallel’s business. The accounting and tax treatment of different elements of compensation has not had a significant impact on our use of any particular form of compensation. In reviewing the overall compensation of our officers, we have historically considered and used a mix of the following components or elements of executive compensation:

•	base salaries;

•	stock option grants;

•	annual cash bonuses;

•	health and life insurance plans which are generally available to all of our employees;

▪	contributions by Parallel to our 401(k) retirement plan;

▪	an equity based cash incentive plan;

•	change of control arrangements; and

▪	limited perquisites and personal benefits provided by Parallel to our executive officers.
     To help give you a better understanding of the overall compensation picture of our executives, we have included the following table showing the elements of executive compensation we have used in the past and certain types of executive compensation that we have not used:

Used by
	Parallel	Used by	Not Used by
Elements of Compensation	Prior to 2007	Parallel in 2007	Parallel
Base salaries	✓	✓

Employment agreements			✓

Cash bonuses	✓	✓

Stock awards			✓

Change of control/severance arrangements	✓	✓

Defined benefit pension plan			✓

Defined contribution plan	✓	✓

Stock options	✓

Tax gross-ups	✓

Employee stock purchase/ownership plan			✓

Supplemental executive retirement plans/benefits			✓

Deferred compensation plan			✓

Incentive and retention plan	✓	✓

Limited perquisites and personal benefit	✓	✓
     Evaluation Factors
     In addition to comparing the compensation packages of our officers with the compensation packages of officers of other companies similar to Parallel, we also relied, as we have in the past, on our general knowledge and experience in the oil and natural gas industry, focusing on a subjective analysis of each of our executive’s contributions to Parallel’s overall performance. Except for comparing the salaries and bonuses of our executives with the salaries and bonuses of executives in our peer group of companies, other specific performance levels or “benchmarks” were not used in 2007 to establish salaries, cash bonuses or grant stock options. We do take into account historic comparisons of Parallel’s financial and operational performance. The link between pay and company performance is based primarily on the Compensation Committee’s evaluation of periodic results of certain elements of company performance. Generally, our evaluations are influenced equally by operational metrics and financial metrics.

     We have not adopted specific target or performance levels with respect to quantitative or qualitative performance-related factors which would automatically result in increases or decreases in compensation. Instead, we make subjective determinations based upon a consideration of many factors, including those we have described below. We have not assigned relative weights or rankings to these factors. Specific elements of company performance and individual performance that we consider in setting compensation policies and making compensation decisions include the following factors, several of which we consider in the context of Parallel alone and by comparison with peer companies:
•	growth in the quantity and value of our proved oil and natural gas reserves;

•	volumes of oil and natural gas produced by Parallel and our executives’ ability to replace oil and natural gas produced with new oil and natural gas reserves;

•	cash flows from operations;

•	revenues;

•	earnings per share;

•	the market value of our common stock;

•	the extent to which the officers have been successful in finding and creating opportunities for Parallel to participate in acquisition, exploitation and drilling ventures having quality prospects;

•	the ability of our officers to formulate and maintain sound budgets for our business activities;

•	the overall financial condition of Parallel;

•	the achievement by management of specific tasks and goals set by the Board of Directors from time to time;

•	the effectiveness of our compensation packages in motivating officers to remain in Parallel’s employment;

•	oil and gas finding costs and operating costs; and

•	the ability of our executives to effectively implement risk management practices, including oil and natural gas and interest rate hedging activities.
     In addition to considering the elements of performance described above, other factors that we consider in determining compensation include:
•	longevity of service; and

•	the individual performance, leadership, business knowledge and level of responsibility of our officers.
     Although we believe the key components of our executive compensation program, base salary, cash bonuses and the potential for awards under our Incentive and Retention Plan, have provided an adequate mix of different types of compensation that reflect the outcome of our analysis of the evaluation factors described above, after further review and evaluation of the adequacy and effectiveness of our long-term incentive compensation arrangements we also believe that the implementation of a long-term incentive plan could provide a platform for more definitive long-term incentives for our executives while at the same time creating a more performance based award program. For instance, while we believe that potential payments under our Incentive and Retention Plan are reflective of longer-term operational metrics such as reserve growth, increased production and increased cash flows from operations, the plan (a) does not contain provision for any compensation payments for Company or individual performance, whether short-term or long-term, (b) does not provide for any payments unless and until a triggering event occurs, and (c) does not provide certainty of awards for any individual since awards will not be made until a triggering event does occur. More information about the Incentive and Retention Plan and the implementation of a long-term incentive plan is set forth below under the caption “Incentive and Retention Plan” and “Analysis and Outlook”. Base salaries and cash bonuses are more closely linked to the short-term objectives of providing reasonable and competitive levels of current annual increases. Since the elements of compensation we use are fairly limited, the results of our evaluation of the Company’s performance and each executive’s individual performance are reflected more by the amounts of compensation we award, rather than by type of award.
     With our compensation philosophy and objectives in mind, we discuss below in more detail the key elements of executive compensation and the factors underlying our decisions for 2007.
     Base Salaries
     Salary levels are based on factors including individual and company performance, level and scope of responsibility and competitive salary levels within the industry. We do not give specific weights to these factors. The Committee determines base salary levels by reviewing comparative salary data gathered by our CEO and CFO and by the Committee’s consultant, and by reviewing publicly available information such as proxy statements filed by other exploration and production companies with similar market capitalizations. As the beginning point for determining base salaries, we reviewed an initial list of 57 publicly-traded companies in our industry. This initial list was then narrowed to 18 companies following our review and after making certain changes to the proposed peer group that had been suggested by management. This peer group was selected based primarily on the similarity of total revenues and business models of Parallel and the companies in the peer group. Using this peer group, we targeted the median percentile range of salaries and cash bonuses for executive officers of the eighteen company peer group. The peer group consisted of the following:

Abraxas Petroleum Corporation	Gulfport Energy Corporation
Arena Resources, Inc.	Legacy Reserves, LP
Bill Barrett Corporation	Petroleum Development Corporation
Carrizo Oil & Gas, Inc.	PetroQuest Energy, Inc.
Concho Resources, Inc.	Rex Energy Corporation
Delta Petroleum Corporation	Rosetta Resources, Inc.
Edge Petroleum Corporation	The Exploration Company of Delaware, Inc.
GMX Resources, Inc.	Venoco, Inc.
Goodrich Petroleum Corporation	Warren Resources, Inc.
     Base salaries for each executive are reviewed individually on an annual basis. Salary adjustments are based on the individual’s experience, background and responsibilities, the individual’s performance during the prior year, the general movement of salaries in the marketplace, and our financial position. As a result of these factors, an executive’s base salary may be above or below the base salaries of executives in other oil and gas exploration and production companies at any point in time. Upon completion of the Committee’s review and evaluation, and based on the financial and operations results and the criteria for the salary determinations, our named executive officers received the following increases in their annual base salaries:

Mr. Oldham	—	from	$330,000	to	$350,000

Mr. Tiffin	—	from	$275,000	to	$300,000

Mr. Rutherford	—	from	$175,000	to	$190,000

Mr. Foster	—	from	$190,000	to	$210,000

Mr. Bayley	—	from	$175,000	to	$190,000

     Cash Bonuses
     Historically, we have used, and continue to use, short-term incentives in the form of annual cash bonuses to compensate executive officers. Annual cash bonuses are viewed by the Committee as supplemental short-term incentives in recognition of Parallel’s overall performance and the efforts made by our executives during a particular year. Cash bonuses are based on a subjective determination of amounts we deem sufficient to reward our executives and remain competitive within our geographic environment. As with base salaries, we also targeted the median percentile rankings of our eighteen-company peer group. We did not use specific performance targets when determining cash bonuses. The Committee considers Parallel’s overall performance, the individual performance of each executive, and the level of responsibility and experience of each executive to determine the final bonus amounts. Bonuses are paid at the discretion of the Committee based on the overall accomplishments of Parallel and individual performance.
     After completing our review in December 2007, the Committee awarded cash bonuses as follows:

Amount of
Bonus
Mr. Oldham	$200,000

Mr. Tiffin	$175,000

Mr. Rutherford	$70,000

Mr. Foster	$70,000

Mr. Bay ley	$70,000
     There were no material differences in the decision making process we used in determining the salaries and cash bonuses of our respective officers.
     Stock Options
     Prior to 2003, we relied heavily on the use of stock options as a form of compensation because of our size and limited cash resources. The Committee did not make any option grants to any officers during the period from 2003 to 2007, and the last time we granted stock options to our Chief Executive Officer, Mr. Oldham, was on June 20, 2001 when he was granted a stock option to purchase 200,000 shares of common stock at an exercise price of $4.97 per share, the fair market value of the common stock on the date of grant. In May 2003, Mr. Oldham voluntarily relinquished 100,000 shares of common stock underlying this option in order to restore and make available shares of stock for option grants to non-officer employees. The last time we granted stock options to any of our other executives was on November 14, 2002 when we granted stock options to Mr. Tiffin, our Chief Operating Officer, and to Mr. Foster, our Chief Financial Officer. Mr. Tiffin was granted a stock option to purchase 50,000 shares of common stock and Mr. Foster was granted a stock option to purchase 35,000 shares of stock. The exercise price of both stock options was $2.18 per share, the fair market value of the common stock on the date of grant.
     We do not have a specific program or plan with regard to the timing or dating of option grants. Our stock options have not been granted at regular intervals or on pre-determined dates. The Committee’s practice as to when options are granted has historically been made at the discretion of the Committee. Generally, no distinctions have been made in the timing of option grants to executives as compared to employees. Since October 1993, stock options have been granted to our officers and employees on thirteen different occasions. On eight occasions, options were awarded to employees only; on four occasions options were awarded to officers and employees; and on one occasion an option was awarded to one officer.
     We do not grant discounted options and exercise prices are not based on a formula. All of our options are granted “at-the-money.” In other words, the exercise price of the option equals the fair market value of the underlying stock on the actual date of grant. As part of our 2006 compensation review, we conducted an internal review of all of our stock option grants going back to August 1996 and did not find any instances of option “backdating”, nor did we backdate any options in 2007. In addition, we have not “repriced” any of our stock options and do not intend to do so.

     Historically, the granting of options has not been purposefully timed around the public announcement of material non-public information. Our Committee’s practice has been to meet whenever one or more of the Committee members expresses a desire to discuss in executive session any particular aspect of executive compensation, and the proximity of any stock option grant to earnings or other material announcements is coincidental. We have not and do not plan to purposefully time the release of material non-public information for the purpose of affecting the value of executive compensation.
     Other Compensation
     Our executive officers participate in a 401(k) retirement and savings plan on the same basis as other employees. Parallel “matches” certain employee contributions to its 401(k) retirement plan with cash contributions. Company matching amounts for the named executive officers are included under the caption “All Other Compensation” in the Summary Compensation Table on page 34.
     We do not have a written policy or formula regarding the adjustment, reduction or recovery of awards of payments if company performance is not optimal. However, the Committee does take into account compensation realized or potentially realizable from prior compensation awards in setting new types and amounts of compensation. Although we have never decreased the compensation of any of our executive officers, the percentage increases in annual salaries and cash bonuses vary from year to year, with some increases being smaller than previous years.
     Allocation of Amounts and Types of Compensation
     Other than our 401(k) retirement plan and outstanding stock options that were granted to our executive officers prior to 2003, and although we believe that our Incentive and Retention Plan does have some long-term incentive characteristics, we do not presently have in place what we would consider to be a traditional type of long-term incentive program. Since we have not had a traditional form of long-term incentive program, the method of allocating different forms of long-term compensation has not been a significant consideration for us. The Committee has not adopted a specific policy for allocating between long-term and currently paid out compensation, nor have we adopted a specific policy for allocating between cash and non-cash compensation. However, since December 2002, the compensation we have paid to our executives has emphasized the use of cash rather than non-cash compensation. We have chosen to do this in order to maintain and continue our practice of having a simplified, but effective and competitive, compensation package. In determining the amount and mix of compensation elements for each executive officer, the Committee relies on judgment, not upon fixed guidelines or formulas, or short term changes in our stock price. Specific allocation policies have not been applied by the Committee largely because company performance in the oil and natural gas industry is often volatile and cyclical and Parallel’s performance in any given year, whether favorable or unfavorable, may not necessarily be representative of immediate past results or future performance. The Committee also recognizes that company performance is often the result of factors beyond the control of Parallel or its executives, especially oil and natural gas prices. For instance, even when we believe our executives have demonstrated superior individual performance during any particular year, the year-end value and quantities of our proved reserves, which are based on oil and gas prices at December 31 of each year, may reflect a level of company performance, whether good or bad, that is not necessarily reflective of actual company and individual performance. Consequently, the Compensation Committee examines and recommends executive compensation levels based on the evaluation factors described above compared over a period of time, rather than applying these factors on an isolated or “snapshot” basis at the time compensation levels are established by the Committee. In this regard, and partly due to the peculiarities of financial accounting requirements for exploration and production companies, the Committee emphasizes a subjective approach to allocating the amounts and types of compensation for our executives.
     By choosing to pay the elements of compensation discussed above, we try to maintain a simple and competitive position for our total compensation package.

     Internal and External Assistance
     Our Committee has the authority to retain, at Parallel’s expense, compensation consultants. Utilizing this authority, our Committee engaged the services of an independent compensation consultant, Mercer Human Resources Consultants, Inc., to assist us in our review of executive compensation for 2007. The consultant reports directly to the Committee. We specifically instructed our consultant to use its data base to prepare a peer group of companies based on similarity of revenues and business models and to provide the Committee with information regarding this peer group with respect to base salaries, bonuses, long-term incentives and other types of compensation, as well overall current compensation trends and practices. In the course of our evaluation of executive compensation last year, we compared the data provided to us by our consultant to components and levels of compensation paid to our executives. We also compared the companies suggested by our consultant and by management for inclusion in the peer group. This year, our use of data provided by management was much more limited. Although management provided the Committee with a proposed peer group, we selected the peer group suggested by Mercer, after taking into account changes suggested by management. Our final selection was based primarily on the similarity of revenue and business models of Parallel and the peer companies. Our review included comparisons of pay data for comparable executive positions and compensation components used by the peer group. Our independent consultant also provided the Committee with statistical information and advice on current competitive compensation practices and trends in the marketplace.
     When our Committee meets in formal session, we do so outside the presence of management, including Mr. Oldham, our Chief Executive Officer. However, the Compensation Committee did seek informal input and insight of Mr. Oldham and Mr. Tiffin concerning broad, general topics such as the overall design and levels of our existing compensation program, the morale of our executive officers, and any specific factors that they believed to be appropriate for the Committee’s consideration and which the Committee may not be aware of, such as individual performance, and extraordinary day-to-day efforts or accomplishments of any of our executives.
     Change of Control Arrangements
     Our stock option plans and our Incentive and Retention Plan contain “change of control” provisions. We use these provisions in an effort to provide some assurance to the Board of Directors that the Board will be able to rely upon our executives continuing in their positions with Parallel, and that Parallel will be able to rely upon each executive’s services and advice as to the best interests of Parallel and its stockholders without concern that the executive might be distracted by the personal uncertainties and risks created by any proposed or threatened change of control. More information about these change of control provisions can be found under the caption “Potential Payments Upon Change of Control” on page 37.
     Stock Option Plans
     As described in more detail under the caption “Potential Payments Upon Change of Control” on page 37, the Compensation Committee may adjust the stock options currently outstanding and held by our executives upon the occurrence of a change of control. With this authority, the Compensation Committee may in its discretion elect to accelerate the vesting of any stock options that were not fully vested at the time of a change of control. In addition, under some of our stock option plans, acceleration of vesting schedules will automatically occur. In the “Outstanding Equity Awards at Fiscal Year-End” table on page 36, you can see the stock options currently held by our executives and the exercise prices for each of these options. Mr. Oldham, our Chief Executive Officer, is the only executive officer that has a stock option that had not fully vested as of December 31, 2007. As described in that table, Mr. Oldham holds a stock option to purchase a total of 37,500 shares of common stock which remained unvested to the extent of 30,000 shares at December 31, 2007. If a change of control had occurred on December 31, 2007, a total of 30,000 shares would have automatically vested on that date. Under the terms of Mr. Oldham’s stock option, he would have to pay an aggregate of $186,375 to purchase all 37,500 shares. The value of the portion of the option subject to accelerated vesting would have been $379,800 ($17.63 per share closing price on December 31, 2007, multiplied by 30,000 shares subject to accelerated vesting minus $149,100, the aggregate exercise price for the unvested portion of the option).

     Incentive and Retention Plan
     In 2002 and before, long-term incentives were made up of stock options. In 2004, upon recommendation of the Committee, we adopted the Incentive and Retention Plan described in more detail on page 38. Generally, this plan authorizes the Committee to grant executive officers awards in the form of “base shares,” with one base share being equated to one share of our common stock. The value of base shares fluctuates directly with changes in the price of Parallel’s stock which we believe more closely ties the interests of our executives directly to those of stockholders. The base shares are paid out only upon a “corporate transaction” or a “change of control”. These triggering events are further described below and on page 39. Payouts, when triggered, are to be paid in cash. The Committee will determine the total number of base shares to grant each executive officer by using individual performance, level of responsibility, experience and the extent to which each executive officer may have contributed to the occurrence of a triggering event under the plan, as well as the outcome of the event. All of our other employees and consultants are also eligible to participate in this plan.
     The Incentive and Retention Plan was designed to align the interests of executives with stockholders and to provide each executive with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. When we were in the initial stages of formulating this plan, we began with the concept of a more traditional long-term incentive plan which would provide our executives with potential cash awards based on year-to-year comparisons of the growth in our proved oil and gas reserves or related exploration and production criteria, with these annual cash awards being predicated on various performance factors, such as a predetermined percentage increase in our proved oil and natural gas reserves or other related criteria. However, we realized that under this approach annual cash payments could result simply as a result of increases in the prices of oil and natural gas which would not necessarily equate to actual growth in our reserves or any specific achievements by our executives and under circumstances that might not result in additional value to our stockholders. After further consideration, we decided to tie any potential rewards under this plan to the market price of our stock. Although not linked to any specific performance measures, the Committee believed that linking potential rewards to the market price of our stock would reflect a “bundling” of company performance measures that are of importance to investors in smaller exploration and production companies like Parallel, and which would be reflected in the market price of our stock. In addition, and instead of providing for “automatic” annual bonuses, we believed it important to reward our executives under circumstances that were more likely to coincide with events that could also result in our stockholders realizing value. Thus, one prong of the Incentive and Retention Plan provides for payments only when there is a “corporate transaction,” such as a merger or sale of Parallel. The second prong of the plan provides for payments upon the occurrence of a change on control. We structured the Incentive and Retention Plan in this fashion primarily to satisfy our objective of retaining management, and to more closely connect potential payments to our executives to an event in which all of our stockholders would be more likely to realize value from their investments in Parallel. Further, the Committee remains of the belief that the Incentive and Retention Plan should eliminate, or at least reduce, any reluctance management might have to pursue potential corporate transactions that may be in the best interests of stockholders. The cash benefits are payable in one lump-sum.
     The oil and natural gas industry in our specific areas of operation continues to experience increases in leasing, acquisitions, drilling and development activities. This activity has resulted in significant management turnover within the areas we operate, largely because of greater compensation packages and incentives being offered by our competitors. At the time we implemented the plan, the Committee believed that the potential rewards to our executives under the Incentive and Retention Plan would provide the necessary incentive for our executives to remain employed by, and diligently pursue the goals of, Parallel. Since adopting the plan, none of our officers have left our employment. However, recognizing that the plan has not resulted in any compensation to our executives over the last four years, the Committee is presently re-evaluating this area of our compensation program.
     Under the Incentive and Retention Plan, our officers, employees and consultants are eligible to receive a one-time performance payment upon the occurrence of a corporate transaction or a one-time retention payment upon the occurrence of a change of control. Generally, a corporate transaction means an acquisition of Parallel, a sale of substantially all of Parallel’s assets or the dissolution of Parallel. A change of control generally means the acquisition of 60% or more of our outstanding common stock or an event that results in our current Directors ceasing to constitute a majority of the Board of Directors.

     In the case of a corporate transaction, the total aggregate potential payments would be equal to the sum of (a) the per share price received by all stockholders minus a base price of $3.73 per share, multiplied by 1,080,362 “base shares,” plus (b) the per share price received by all stockholders minus an “additional base price” of $8.62 per share, multiplied by 400,000 “additional base shares”. If a change of control occurs, the aggregate potential payments to all plan participants would be equal to the sum of (a) the per share closing price of Parallel’s common stock on the day immediately preceding the change of control, minus the base price of $3.73 per share, multiplied by 1,080,362, plus (b) the per share closing price of Parallel’s common stock on the day immediately preceding the change of control, minus an “additional base price” of $8.62 per share, multiplied by 400,000 “additional base shares.”
     If a corporate transaction or change of control occurs, the Compensation Committee has the discretion to allocate for payment to each of our executives, employees or consultants a portion of the total performance bonus or retention payment as the Committee determines in its sole discretion. Although the Committee has not made any awards under our Incentive and Retention Plan, for illustration purposes, assuming a corporate transaction or change of control occurred on December 31, 2007, and that the applicable price of our common stock was $17.63 per share, the closing price of our common stock as of December 31, 2007, the total aggregate potential payments to all eligible participants would have been approximately $18.6 million.
     The change of control provisions in our stock option plans and in the Incentive and Retention Plan utilize “single triggers.” As compared to “double triggers,” we believe that single triggers provide a more definitive outcome for our executives if a triggering event does occur and are more likely to prevent an executive from becoming entangled in various interpretive issues concerning the applicability of a second or double trigger to any particular triggering event. For these reasons, coupled with the fact that none of our executives have deferred compensation arrangements or employment or other post-termination compensation agreements with Parallel, we believe the use of single triggers is not inconsistent with the best interests of Parallel or our stockholders.
     Stock Ownership/Retention Guidelines
     We do not have formal written guidelines or policy statements requiring specified levels of stock ownership or “holding” practices. Under our policy covering insider trading procedures, our executives, their spouses and other immediate family members sharing the executive’s household are prohibited from selling any securities of Parallel that are not owned at the time of the sale, a “short sale.” Also, no such person may buy or sell puts, calls or exchange-traded options in Parallel’s securities. These transactions are speculative in nature and may involve a “bet against the company” which we believe is inappropriate for our insiders.
     Perquisites and Personal Benefits
     We have provided limited perquisites and personal benefits to our executives, including club memberships and allowing our executives a choice of receiving a car allowance or personal use of a company provided vehicle. We encourage our executives to belong to a social club so that they have an appropriate entertainment forum for customers and appropriate interaction with their communities.
     Our executives also participate in Parallel’s other benefit plans on the same terms as other employees. These plans include medical and dental insurance, and life insurance. All employees, including our executives, age fifty or over are also eligible to participate in an extended health care coverage plan that we maintain. We do not have charitable gift matching or discounts on products.
     The types and amounts of perquisites we provide to our executives are included in the “All Other Compensation” column of the Summary Compensation Table on page 34.
     Analysis and Outlook
     During our review of 2007 compensation, we determined that the compensation paid to our executives was below that of the peer group selected by the Committee. The actions of the Compensation Committee in increasing our executives’ salaries and awarding cash bonuses were based mostly on the Committee’s decision to bring our executives’ salaries and bonuses up to the median percentile range of the salaries and bonuses of executives of our peer companies. In addition to performance at the Company level, the Committee also compared the individual efforts, talents and performance of Parallel’s executives with the individuals performing similar functions for the peer companies, some of whom are known by one or more members of the Committee. The Committee’s decisions were also influenced by the individual efforts of each of our executives in response to specific requests made by our Board of Directors. Going forward, the Committee intends to use, more so than it has in the past, objective performance criteria to support certain components of executive compensation rather than the more subjective approach that we have historically used. Based on discussions the Committee has had with our consultant, management and our own deliberations, the Committee further determined that the Incentive and Retention Plan may not be providing the types of incentives anticipated when the plan was originally implemented. In particular, the Committee believes the Incentive and Retention Plan may not continue to provide the necessary incentives to attract and retain qualified oil and gas industry personnel at a time of increased competition for such personnel at all levels and that the absence of an equity based long-term incentive plan could make it more difficult to recruit and retain qualified personnel. Towards this end, and subject to applicable regulatory and stockholder approval requirements, the Committee intends to adopt a long-term incentive plan that would authorize awards of stock options, restricted stock, performance awards or other equity based awards, although no such plan had been adopted by the Compensation Committee at the time our Annual Report on Form 10-K, which includes this Compensation Discussion and Analysis, was filed with the SEC.
     Limit on Deductibility of Certain Compensation
     Provisions of the Internal Revenue Code that restrict the deductibility of certain compensation over one million dollars per year were not a factor in our considerations or recommendations for our 2007 compensation review. Section 162(m) of the Code currently imposes a $1 million limitation on the deductibility of certain compensation paid to our executives. Excluded from the limitation is compensation that is “performance based.” For compensation to be performance based, it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. Compensation to our executives does not currently qualify as “performance based compensation” and thus is not deductible by us for federal income tax purposes.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.
     Based on its review and discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2007 and in our Proxy Statement for this year’s Annual Meeting of Stockholders.
Members of the Compensation Committee
Edward A. Nash (Chairman)
Martin B. Oring
Ray M. Poage
Jeffrey G. Shrader

Summary of Annual Compensation
     The table below shows a summary of the types and amounts of compensation paid for 2006 and 2007 to Larry C. Oldham, our President and Chief Executive Officer, and to our other four executive officers for the years ended December 31, 2007 and 2006. Also included is the compensation we paid to Thomas R. Cambridge, our former Chairman of the Board of Directors, for the same years. Mr. Cambridge retired from the Board of Directors on June 26, 2007.
Summary Compensation Table

								Change in
								Pension
								Value and
							Non-	Non-
							Equity	qualified
							Incentive	Deferred	All
							Plan	Com-	Other
Name and				Stock	Option		Com-	pensation	Com-
Principal Position	Year	Salary	Bonus	Awards	Awards		pensation	Earnings	pensation	Total
L. C. Oldham	2007	$330,000	$200,000	0	12,303	(2)	0	0	$59,415(3)	$601,718
President, Chief Executive Officer and Director	2006	$300,000	$185,000	0	16,683	(3)	0	0	$51,090(3)	$552,773

D. E. Tiffin	2007	$275,000	$175,000	0	0		0	0	$47,730(4)	$497,730
Chief Operating Officer	2006	$250,000	$147,500	0	0		0	0	$43,247(4)	$440,747

E. A. Bayley	2007	$175,000	$ 70,000	0	0		0	0	$41,640(5)	$286,640
Vice President of Corporate Engineering	2006	$160,000	$ 60,000	0	0		0	0	$39,321(5)	$259,321

J. S. Rutherford	2007	$175,000	$ 70,000	0	0		0	0	$39,560(6)	$284,560
Vice President of Land and Administration	2006	$160,000	$ 60,000	0	0		0	0	$38,174(6)	$258,174

S. D. Foster	2007	$190,000	$ 70,000	0	0		0	0	$44,493(7)	$304,493
Chief Financial Officer	2006	$175,000	$ 60,000	0	0		0	0	$45,547(7)	$280,547

T. R. Cambridge(8)	2007	$ 70,889	0	0	0		0	0	0	$ 70,889
Former Chairman of the Board of Directors	2006	$135,000	$ 60,000	0	0		0	0	$ 5,152	$200,152

(1)	Included in this column is (a) all other compensation received by the named executive officer but not reported under any other column of this table, and (b) the incremental cost of all perquisites and personal benefits for each named executive officer, in each case as identified in the following table:

		Mr.		Mr.	Mr.		Mr.	Mr.	Mr.
		Oldham		Tiffin	Rutherford		Foster	Bayley	Cambridge
Personal use of club memberships(a)	2007	$0		$0	$1,547		$1,670	$2,085	$0
	2006	$0		$0	$3,376		$3,652	$0	$0

Personal use of company car(b)	2007	$4,625		$0	$5,644		$0	$10,291	$0
	2006	$1,723		$0	$1,179		$0	$8,401	$0

Car allowance	2007	$0		$8,050	$0		$8,050	$0	$0
	2006	$0		$6,000	$0		$6,000	$0	$0

Personal use of office space(c)	2007	$1,809		$0	$0		$0	$0	$0
	2006	$2,366		$0	$0		$0	$0	$0

CEO life insurance(d)	2007	$4,063		$0	$0		$0	$0	$0
	2006	$3,793		$0	$0		$0	$0	$0

Personal use of charter aircraft	2007		(e)	$0		(e)	$0	$0	$0
	2006		(e)	(e)		(e)	$0	$0	$0

Tax “gross up”(f)	2007	$0		$0	$0		$0	$0	$0
	2006	$3,629		$1,687	$3,697		$3,559	$3,836	$5,152

Other(g)	2007	$5,935		$0	$0		$0	$0	$0

(a)	The value of personal use of club memberships represents that portion of annual club dues determined by multiplying the total annual club dues by a fraction equal to expenses for personal use divided by total business and personal expenses. All employees pay or reimburse us for their personal expenses.

(b)	Personal use of a company car is based on the sum of the fair lease value of the car, maintenance expense and gas expense, multiplied by a fraction, the numerator of which is the number of miles driven for personal use and the denominator of which is the total number of miles driven.

(c)	Includes personal use of office space by Mr. Oldham’s wife for charitable, civic and personal activities. The value has been determined by multiplying the number of square feet in the office by the cost per square foot paid by Parallel under its lease agreement covering its executive offices, and as adjusted for a proportionate share of common area maintenance expenses.

(d)	We provide a $100,000 whole life insurance policy for Mr. Oldham and pay the premiums for maintaining the policy in force.

(e)	From time to time, the executive’s spouse will accompany the executive on business trips when there is an unoccupied seat on the aircraft. However, there is no aggregate incremental cost to us.

(f)	The tax “gross up” payments for each named executive officer were made in connection with cash bonuses in the amount of $10,000 that were awarded to each named executive officer on December 6, 2006.

(g)	Includes the cost of commercial airfare for Mr. Oldham’s wife when she accompanied him on seven separate business trips.

(2)	The amounts shown in this column represent the dollar amount we recognized for financial statement reporting purposes, computed in accordance with FAS 123(R), of an option award made to Mr. Oldham prior to 2006. For a discussion of valuation assumptions, see Note 11 to our Consolidated Financial Statements included in this Annual Report on Form 10-K.

(3)	For 2007, such amount includes Parallel’s contribution in the amount of $19,800 to Mr. Oldham’s individual retirement account maintained under Parallel’s 401(k) plan; insurance premiums in the amount of $23,183 for nondiscriminatory group life, medical, disability, long-term care and dental insurance; and $16,432 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Oldham as described in footnote 1. For 2006, such amount includes Parallel’s 2006 contribution in the amount of $18,000 to Mr. Oldham’s individual retirement account maintained under Parallel’s 401(k) plan; insurance premiums in the amount of $21,579 for nondiscriminatory group life, medical, disability, long-term care and dental insurance; and $11,511 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Oldham as described in footnote 1.

(4)	For 2007, such amount includes Parallel’s contribution in the amount of $16,500 to Mr. Tiffin’s individual retirement account maintained under Parallel’s 401(k) plan; insurance premiums in the amount of $23,180 for nondiscriminatory group life, medical, disability, long-term care and dental insurance; and $8,050 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Tiffin as described in footnote 1. For 2006, such amount includes Parallel’s 2006 contribution in the amount of $15,000 to Mr. Tiffin’s individual retirement account maintained under Parallel’s 401(k) plan; insurance premiums in the amount of $20,560 for nondiscriminatory group life, medical, disability, long-term care and dental insurance; and $7,687 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Tiffin as described in footnote 1.

(5)	For 2007, such amount includes Parallel’s contribution in the amount of $10,500 to Mr. Bayley’s individual retirement account maintained under Parallel’s 401(k) plan; insurance premiums in the amount of $18,764 for nondiscriminatory group life, medical, disability, long-term care and dental insurance; and $12,376 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Bayley as described in footnote 1. For 2006, such amount includes Parallel’s 2006 contribution in the amount of $9,600 to Mr. Bayley’s individual retirement account maintained under Parallel’s 401(k) plan; insurance premiums in the amount of $17,484 for nondiscriminatory group life, medical, disability, long-term care and dental insurance; and $12,237 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Bayley as described in footnote 1.

(6)	For 2007, such amount includes Parallel’s contribution in the amount of $10,500 to Mr. Rutherford’s individual retirement account maintained under the 401(k) plan; insurance premiums in the amount of $21,869 for nondiscriminatory group life, medical, disability and dental insurance; and $7,191 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Rutherford as described in footnote 1. For 2006, such amount includes Parallel’s 2006 contribution in the amount of $9,600 to Mr. Rutherford’s individual retirement account maintained under the 401(k) plan; insurance premiums in the amount of $20,322 for nondiscriminatory group life, medical, disability and dental insurance; and $8,252 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Rutherford as described in footnote 1.

(7)	For 2007, such amount includes Parallel’s contribution in the amount of $11,400 to Mr. Foster’s individual retirement account maintained under Parallel’s 401(k) plan; insurance premiums in the amount of $23,373 for nondiscriminatory group life, medical, disability, long-term care and dental insurance; and $9,720 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Foster as described in footnote 1. For 2006, such amount includes Parallel’s 2006 contribution in the amount of $10,500 to Mr. Foster’s individual retirement account maintained under Parallel’s 401(k) plan; insurance premiums in the amount of $21,836 for nondiscriminatory group life, medical, disability, long-term care and dental insurance; and $13,211 representing the total value of all other compensation and perquisites and personal benefits provided to Mr. Foster as described in footnote 1.

(8)	The 2007 information shown in this table for Mr. Cambridge is for the period from January 1, 2007 to June 26, 2007, the date of his retirement. Except as described under “Item 13. Certain Relationships and Related Transactions, and Director Independence” on page 90, no other payments were made to Mr. Cambridge or his affiliated entities for the fiscal year ended December 31, 2007.

Outstanding Equity Awards at Fiscal Year-End
     Historically, we have used stock options as part of the overall compensation of Directors, officers and employees. However, we did not grant any stock options in 2007 to any of the executive officers named in the Summary Compensation Table. Summary descriptions of our stock option plans are included in this Proxy Statement, beginning on page 44 so you can review the types of options we have granted in the past and the significant features of our stock options.
     In the table below, we show certain information about the outstanding equity awards held by the named executive officers at December 31, 2007.
Outstanding Equity Awards at 2007 Fiscal Year-End

	Options Awards					Stock Awards
Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market or
	Number	Number	Plan					Number	Payout
	of	of	Awards:				Market	of	Value of
	Securities	Securities	Number			Number	Value	Unearned	Unearned
	Under-	Under-	of			of Shares	of Shares	Shares,	Shares,
	lying	lying	Securities			or	or Units	Units or	Units or
	Unexer-	Unexer-	Under-			Units or	of	Other	Other
	cised	cised	lying			Stock	Stock	Rights	Rights
	Options	Options	Unexer-			That	That	That	That
	(#)	(#)	cised	Option	Option	Have	Have	Have	Have
	Exer-	Unexer-	Unearned	Exercise	Expiration	Not	Not	Not	Not
Name	cisable	cisable	Options	Price	Date	Vested	Vested	Vested	Vested
L.C. Oldham	7,500 (1)	30,000 (1)	0	4.97	06-20-11	0	0	0	0

E.A. Bayley	25,000	0	0	3.60	08-04-08	0	0	0	0
	50,000	0	0	4.97	06-20-11	0	0	0	0

J.S. Rutherford	44,000	0	0	4.97	06-20-11	0	0	0	0

D.E. Tiffin	0	0	0	0	0	0	0	0	0

S.D. Foster	0	0	0	0	0	0	0	0	0

T.R. Cambridge	0	0	0	0	0	0	0	0	0

(1)	This stock option is exercisable with respect to 7,500 shares on the first day of January in each of the years 2007, 2008, 2009, 2010 and 2011.

Option Exercises and Stock Vested in 2007
     In the table below, we show certain information about (i) the number of shares of common stock acquired upon exercise of stock options by each of the named executive officers in 2007 and the value realized on exercise of the stock options and (ii) stock awards.

	Option Awards			Stock Awards
	Number of			Number of
	Shares		Value	Shares	Value
	Acquired		Realized	Acquired	Realized
	on		on	on	on
Name	Exercise		Exercise(1)	Vesting	Vesting
Larry C. Oldham	46,000		$661,020	0	0

Donald E. Tiffin	0		$0	0	0

Eric A. Bayley	25,000		$464,000	0	0

John S. Rutherford	2,000		$31,980	0	0
	2,000		$31,980	0	0
	2,000		$29,780	0	0

Steven D. Foster	0		$0	0	0

Thomas R. Cambridge	100,000		$1,890,000	0	0
	1,707	(2)	$26,015	0	0
	25,000	(2)	$384,500	0	0
	26,707	(2)	$361,079	0	0
	23,293	(2)	$356,383	0	0
	23,293	(2)	$312,592	0	0
	1,707	(2)	$20,569	0	0
	50,000	(2)	$636,000	0	0
	25,000	(2)	$325,000	0	0
	23,293	(2)	$283,010	0	0

(1)	The value realized on exercise is equal to the closing price of our common stock on the date of exercise, less the exercise price of the stock option exercised, multiplied by the number of shares acquired on exercise.

(2)	These shares were acquired by Mr. Cambridge during the period from August 23, 2007 to September 11, 2007 upon exercise of stock options following his retirement on June 26, 2007. All of the stock options exercised by Mr. Cambridge after his retirement would have expired by their own terms on September 26, 2007 had they not been exercised.
Potential Payments Upon Change of Control
     Stock Option Plans
     Our outstanding stock options and stock option plans contain certain change of control provisions which are applicable to our outstanding stock options, including the options held by our officers and Directors. For purposes of our options, a change of control occurs if:
•	we are not the surviving entity in a merger or consolidation (or survive only as a subsidiary of another entity);

•	we sell, lease or exchange all or substantially all of our assets;

•	we dissolve and liquidate;

•	any person or group acquires beneficial ownership of more than 50% of our common stock; or

•	in connection with a contested election of Directors, the persons who were Directors of Parallel before the election cease to constitute a majority of the Board of Directors.

     Under our 1992 Stock Option Plan and 2001 Employee Stock Option Plan, if a change of control occurs, the Compensation Committee of the Board of Directors can:
•	accelerate the time at which options may be exercised;

•	require optionees to surrender some or all of their options and pay to each optionee the change of control value;

•	make adjustments to the options to reflect the change of control; or

•	permit the holder of the option to purchase, instead of the shares of common stock as to which the option is then exercisable, the number and class of shares of stock or other securities or property which the optionee would acquire under the terms of the merger, consolidation or sale of assets and dissolution if, immediately before the merger, consolidation or sale of assets or dissolution, the optionee had been the holder of record of the shares of common stock as to which the option is then exercisable.
     The change of control value is an amount equal to, whichever is applicable:
•	the per share price offered to our stockholders in a merger, consolidation, sale of assets or dissolution transaction;

•	the price per share offered to our stockholders in a tender offer or exchange offer where a change of control takes place; or

•	if a change of control occurs other than from a tender or exchange offer, the fair market value per share of the shares into which the options being surrendered are exercisable, as determined by the Committee.
     In the case of our 1997 Nonemployee Directors Stock Option Plan, 1998 Stock Option Plan and 2001 Nonemployee Director Stock Option Plan, upon the occurrence of a change of control, any outstanding options under these plans become fully exercisable and upon exercise of the option, the option holder will be entitled to purchase, instead of the numbers of shares of stock for which the option is then exercisable, the number and class of shares of stock or other securities or property to which the option holder would have been entitled under the terms of the change of control if, immediately before the change of control, the option holder had been the holder of record of the number of shares of stock for which the option is then exercisable.
     Incentive and Retention Plan
     On September 22, 2004, the Compensation Committee of the Board of Directors approved and adopted an incentive and retention plan for our officers and employees. On September 24, 2004, the Board of Directors adopted the plan upon recommendation by the Compensation Committee.
     The purpose of the plan is to advance the interests of Parallel and its stockholders by providing officers and employees with incentive bonus compensation which is linked to a corporate transaction. As defined in the plan, a corporate transaction means:
•	an acquisition of us by way of purchase, merger, consolidation, reorganization or other business combination, whether by way of tender offer or negotiated transaction, as a result of which our outstanding securities are exchanged or converted into cash, property and/or securities not issued by us;

•	a sale, lease, exchange or other disposition by us of all or substantially all of our assets;

•	our stockholders approve a plan or proposal for our liquidation or dissolution; or
•	any combination of any of the foregoing.

     The plan recognizes the possibility of a proposed or threatened transaction and the need to be able to rely upon officers and employees continuing their employment, and that Parallel be able to receive and rely upon their advice as to the best interests of Parallel and its stockholders without concern that they might be distracted by the personal uncertainties and risks created by any such transaction. In this regard, the plan provides for a retention payment upon the occurrence of a change of control, as defined below.
     All members of Parallel’s “executive group” are participants in the plan. For purposes of the plan, the “executive group” includes Messrs. Oldham, Tiffin, Foster, Rutherford and Bayley and any other officer employee of Parallel selected by the Compensation Committee in its sole discretion. In addition, the Committee may designate other non-officer employees of Parallel and consultants to Parallel as participants in the plan who will also be eligible to receive a performance bonus upon the occurrence of a corporate transaction or a retention payment upon the occurrence of a change of control.
     Generally, the plan provides for:
•	the payment of a one-time performance bonus to eligible officers and employees upon the occurrence of a corporate transaction; or

•	a one time retention payment upon a change of control of Parallel. A change of control is generally defined as the acquisition of beneficial ownership of 60% or more of the voting power of Parallel’s outstanding voting securities by any person or group of persons, or a change in the composition of the Board of Directors of Parallel such that the individuals who, at the effective date of the plan, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors.
     On August 23, 2005, the Compensation Committee of the Board of Directors of Parallel approved and adopted amendments to the incentive and retention plan, and on that same date, the Board of Directors approved the amendments upon recommendation by the Compensation Committee. Generally, the plan was amended to provide for 400,000 “additional base shares” with an associated “additional base price” of $8.62 per share. The plan was further amended on February 27, 2007 to expand the class of eligible participants to include consultants to Parallel.
     The amount of these payments depends on future prices of Parallel’s common stock, which is undeterminable until a triggering event occurs. In the case of a corporate transaction, the total cash obligation for performance bonuses is equal to the sum of (a) per share price received by all stockholders minus a base price of $3.73 per share, multiplied by 1,080,362 shares, plus (b) the per share price received by all stockholders minus an “additional base price” of $8.62 per share, multiplied by 400,000 “additional base shares”. As an example, if the stockholders of Parallel received the December 31, 2007 per share closing price of $17.63 in a merger, tender offer or other corporate transaction, the total aggregate potential payments to all plan participants would be [($17.63 — $3.73) x 1,080,362], plus [$17.63 — $8.62) x 400,000], or $18.6 million. If a change of control occurs, the total amount of cash retention payments to all plan participants would be equal to the sum of (a) per share closing price of Parallel’s common stock on the day immediately preceding the change of control minus the base price of $3.73 per share, multiplied by 1,080,362, plus (b) the per share closing price of Parallel’s common stock on the day immediately preceding the change of control minus an “additional base price” of $8.62 per share, multiplied by 400,000.
     If a corporate transaction or change of control occurs, the Compensation Committee will allocate for payment to each member of the executive group such portion of the total performance bonus or retention payment as the Compensation Committee determines in its sole discretion. After making these allocations, if any part of the total performance bonus or retention payment amount remains unallocated, the Compensation Committee may allocate any remaining portion of the performance bonus or retention payment among all other participants in the plan. After all allocations of the performance bonus have been made, each participant’s proportionate share of the performance bonus or retention payment will be paid in a cash lump sum.
     There is no certainty with respect to whether or when payments under this plan might be triggered, or the amount of any potential payment to any member of the executive group or other participants if a triggering event did occur.

     Our ultimate liability under the plan is not readily determinable because of the inability to predict the occurrence of a corporate transaction or change of control, or our stock price on the future date of any such corporate transaction or change of control. No liability will be recorded until such time as a corporate transaction or change of control becomes probable and the amount of the liability becomes determinable. The occurrence of a change of control or a corporate transaction could have a negative impact on our financial condition and results of operations, depending upon the price of our common stock at the time of a change of control or corporate transaction.
     The plan is entirely unfunded and the plan makes no provision for segregating any of our assets for payment of any amounts under the plan.
     A participant’s rights under the plan are not transferable.
     The plan is administrated by the Compensation Committee of the Board of Directors of Parallel. The Compensation Committee has the power, in its sole discretion, to take such actions as may be necessary to carry out the provisions and purposes of the plan. The Compensation Committee has the authority to control and manage the operation and administration of the plan and has the power to:
•	designate the officers and employees of, and consultants to, Parallel and its subsidiaries who participate in the plan, in addition to the “executive group”;

•	maintain records and data necessary for proper administration of the plan;

•	adopt rules of procedure and regulations necessary for the proper and efficient administration of the plan;

•	enforce the terms of the plan and the rules and regulations it adopts;

•	employ agents, attorneys, accountants or other persons; and

•	perform any other acts necessary or appropriate for the proper management and administration of the plan.
     The plan automatically terminates and expires on the date participants receive a performance bonus or retention payment.
Non-Officer Severance Plan
     In January 2006, a Non-Officer Employee Severance Plan was implemented for the purpose of providing our non-officer employees with an incentive to remain employed by us. This plan provides for a one-time severance payment to non-officer employees equal to one year of their then current base salary upon the occurrence of a change of control within the meaning of the plan. Based on the aggregate non-officer base salaries in effect as of December 31, 2007, if a change of control had occurred at December 31, 2007, the total severance amount payable under this plan would have been approximately $3.8 million.
Compensation of Directors
     In addition to reviewing the compensation of our executive officers, the Compensation Committee also periodically reviews the compensation program for our four non-employee Directors, all of whom are members of the Compensation Committee. The last time Director compensation was modified was in June 2004. At its meeting held on February 12, 2008, the Committee authorized and approved the payment of an annual cash retainer fee in the amount of $50,000 for each non-employee Director, which will be paid in lieu of all other cash fees. The per meeting fees that we have been paying to our non-employee Directors for attendance at Board and Board committee meetings, and the fees paid for serving as Chairman of Board committees, were terminated effective January 1, 2008. The Committee is also currently reviewing and evaluating the equity component of Director compensation.

     Mr. Oldham, our only Director who is also an officer of Parallel, does not receive any compensation for his services as a member of the Board or the Board’s Hedging and Acquisitions Committee.
     In the table below, we show certain information about the compensation paid to our non-employee Directors during 2007.
2007 Director Compensation

					Change in
	Fees				Pension
	Earned				Value and
	or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred	All Other
Name	Cash	Awards(1)	Awards(2)	Compensation	Compensation	Compensation	Total
D.E. Chitwood(3)	$1,500	$0	$0	0	0	0	$1,500

E.A. Nash	$11,375	$23,964	$0	0	0	0	$35,339

M.B. Oring	$33,000	$23,964	$77,872	0	0	0	$134,836

R.M. Poage	$32,250	$23,964	$203,238 (4)	0	0	0	$259,452

J.G. Shrader	$41,750 (5)	$23,964	$77,872	0	0	0	$143,586

(1)	On the first day of July of each year, beginning July 1, 2004, our non-employee directors are automatically granted shares of common stock having a value of $25,000. The actual number of shares granted is determined by dividing $25,000 by the average daily closing price of the common stock for ten consecutive trading days commencing fifteen trading days before the first day of July of each year. Under this plan, a total of 1,100 shares of common stock have been granted to Mr. Nash and each of Messrs. Oring, Poage and Shrader have been granted a total of 10,395 shares of common stock since inception of the plan, which includes 1,100 shares granted to each of them on the July 1, 2007 grant date. For the July 1, 2007 grant, the 1,100 shares were calculated by dividing $25,000 by $22.723, the ten trading day average closing price of the stock, beginning on June 18, 2007. Since July 1, 2007 was not a business day, the amount set forth in this column is based on the closing price of our common stock on July 2, 2007, the first business day following the grant date. The amounts shown in this column represent the dollar amount we recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007, computed in accordance with FAS 123R and also represents the aggregate grant date fair value computed in accordance with FAS 123R. Due to an inadvertent error in calculating the number of shares granted to each of our non-employee directors in 2007, each non-employee director received 39 more shares than the total of 1,061 shares that each non-employee director should have received. Our non-employee directors have agreed to offset against future cash fees the economic equivalent (approximately $919) of the additional 39 shares.

(2)	The amounts shown in this column represent the dollar amount we recognized for financial statement reporting purposes with respect to the fiscal year ended December 31, 2007, computed in accordance with FAS 123(R) of option awards made to the non-employee Directors prior to 2007 and the option award made to Mr. Poage in 2007 as further described in footnote (4) below. The amounts shown exclude the impact of estimated forfeitures. For a discussion of valuation assumptions, see Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K accompanying this Proxy Statement. For information about the aggregate number of stock options held by each of our nonemployee Directors, you should read the table below under the heading “Outstanding Equity Awards at 2007 Fiscal Year-End”.

(3)	Mr. Chitwood resigned from the Board of Directors on January 23, 2007.

(4)	On March 27, 2007, a stock option to purchase 17,500 shares of common stock was granted to Mr. Poage under the Parallel Petroleum Corporation 1997 Nonemployee Directors’ Stock Option Plan. The option becomes exercisable with respect to 8,750 shares on March 27, 2008 and the remaining 8,750 shares become exercisable on March 27, 2009. The grant date fair value of the option award, computed in accordance with FAS 123(R), was $217,898.

(5)	This amount includes $7,500 for Mr. Shrader’s service as Chairman of the Corporate Governance and Nominating Committee for 2004, 2005 and 2006, but paid in 2007.
     Narrative descriptions of the components of our Director compensation are included below under the captions “ — Cash”; “ — Stock Options”; “ — Other”; “ — 2004 Non-Employee Director Stock Grant Plan”; “ — Stock Option Plans — 1997 Nonemployee Directors Stock Option Plan” and “2001 Nonemployee Directors Stock Option Plan”.

     In the table below, we show certain information about the outstanding equity awards held by our non-employee Directors at December 31, 2007.
Outstanding Equity Awards at 2007 Fiscal Year-End

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market or
	Number	Number	Plan					Number	Payout
	of	of	Awards:			Number	Market	of	Value of
	Securities	Securities	Number			of	Value	Unearned	Unearned
	Under-	Under-	of			Shares	of Shares	Shares,	Shares,
	lying	lying	Securities			or	or Units	Units or	Units or
	Unexer-	Unexer-	Under-			Units of	of	Other	Other
	cised	cised	lying			Stock	Stock	Rights	Rights
	Options	Options	Unexer-			That	That	That	That
	(#)	(#)	cised	Option	Option	Have	Have	Have	Have
	Exer-	Unexer-	Unearned	Exercise	Expiration	Not	Not	Not	Not
Name	cisable	cisable	Options	Price	Date	Vested	Vested	Vested	Vested
E.A. Nash	0	0	0	—	—	0	0	0	0

M.B. Oring	5,000	0	0	$4.58	05-02-11	0	0	0	0
	25,000	0	0	$4.97	06-21-11	0	0	0	0
	34,500	0	0	$2.80	12-18-12	0	0	0	0
	20,000	0	0	$4.61	05-07-11	0	0	0	0
	10,000	15,000 (1)	0	$12.27	08-23-15	0	0	0	0
	10,000	15,000 (1)	0	$12.27	08-23-15	0	0	0	0

R.M. Poage	50,000	0	0	$2.61	04-28-13	0	0	0	0
	20,000	30,000 (2)	0	$12.27	08-23-15	0	0	0	0
	0	17,500 (3)	0	$22.89	03-27-17	0	0	0	0

J.G. Shrader	20,000	30,000 (2)	0	$12.27	08-23-15	0	0	0	0

(1)	These stock options become exercisable with respect to 5,000 shares on the twenty-third day of August in each of the years 2008 through 2010.

(2)	These stock options become exercisable with respect to 10,000 shares on August 23, 2008 and on the twenty-third day of August in each of the years 2009 and 2010.

(3)	This stock option becomes exercisable with respect to 8,750 shares on March 27, 2008, and an additional 8,750 shares become exercisable on March 27, 2009.
     Cash
     Following stockholder approval of the 2004 Non-Employee Director Stock Grant Plan in June 2004, we reduced by one-half the per meeting and annual cash fees we had been paying to our non-employee Directors. For 2007, we paid each non-employee Director a cash fee of $750 for attendance at each meeting of the Board of Directors and each non-employee Director who is a member of a Board committee also received:
•	$375 per meeting for service on the Compensation Committee, with the Chairman of the Compensation Committee being entitled to receive an additional fee of $2,500 per year;

•	$375 per meeting for service on the Audit Committee, with the Chairman of the Audit Committee being entitled to receive an additional fee of $5,000 per year and each other Audit Committee member receiving $2,500 per year;

•	$375 per meeting for service on the Corporate Governance and Nominating Committee, with the Chairman of the Corporate Governance and Nominating Committee being entitled to receive an additional fee of $2,500 per year; and

•	$375 per meeting for service on the Hedging and Acquisitions Committee, with the Chairman of the Hedging and Acquisitions Committee being entitled to receive an additional fee of $2,500 per year.
     Stock Options
     Directors who are not employees of Parallel are also eligible to participate in Parallel’s 1997 Nonemployee Directors Stock Option Plan and the 2001 Nonemployee Directors Stock Option Plan. You can find more information about these stock option plans under the caption “Stock Option Plans” below.
     Other
     All Directors are reimbursed for expenses incurred in connection with attending meetings.
     Parallel provides liability insurance for its Directors and officers. The cost of this coverage for 2007 was approximately $524,000.
     We do not offer non-employee Directors travel accident insurance, life insurance or a pension or retirement plan.
     2004 Non-Employee Director Stock Grant Plan
     In April 2004, upon recommendation of the Board’s Compensation Committee, our Directors approved the 2004 Non-Employee Director Stock Grant Plan. The plan was later approved by our stockholders at our annual meeting held on June 22, 2004. Directors of Parallel who are not employees of Parallel or any of its subsidiaries are eligible to participate in the Plan. Under this Plan, each non-employee Director is entitled to receive an annual retainer fee consisting of shares of common stock that will be automatically granted on the first day of July in each year. The actual number of shares received is determined by dividing $25,000 by the average daily closing price of the common stock on the Nasdaq Global Market for the ten consecutive trading days commencing fifteen trading days before the first day of July of each year. Historically, Directors’ fees had been paid solely in cash. However, in accordance with this plan and following approval by our stockholders, we commenced paying an annual retainer fee in July 2004 to each non-employee Director in the form of common stock having a value of $25,000.
     This plan is administrated by the Compensation Committee. Although the Compensation Committee has authority to adopt such rules and regulations for carrying out the plan as it may deem proper and in the best interests of Parallel, the Committee’s administrative functions are largely ministerial in view of the plan’s explicit provisions described below, including those related to eligibility and predetermination of the timing, pricing and amount of grants. The interpretation by the Compensation Committee of any provision of the plan is final.
     The total number of shares of common stock initially available for grant under the plan was 116,000 shares, subject to adjustment as described below. If there is a change in the common stock by reason of a merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or otherwise, the aggregate number of shares available under the plan will be appropriately adjusted in order to avoid dilution or enlargement of the rights intended to be made available under the plan.
     The Board may suspend, terminate or amend the plan at any time or from time to time in any manner that the Board may deem appropriate; provided that, without approval of the stockholders, no revision or amendment shall change the eligibility of Directors to receive stock grants, the number of shares of common stock subject to any grants, or materially increase the benefits accruing to participants under the plan, and plan provisions relating to the amount, price and timing of grants of stock may not be amended.
     Shares acquired under the plan are non-assignable and non-transferable other than by will or the laws of descent and distribution and may not be sold, pledged, hypothecated, assigned or transferred until the non-employee Director holding such stock ceases to be a Director, except that the Compensation Committee may permit a transfer of stock subject to the condition that the Compensation Committee receive evidence satisfactory to it that the transfer is being made for essentially estate and/or tax planning purposes or a gratuitous or donative purpose and without consideration.
     The plan will remain in effect until terminated by the Board, although no additional shares of common stock may be issued after the 116,000 shares subject to the plan have been issued.
     At April 16, 2008, 74,420 shares of common stock were available for issuance under this plan.
Stock Option Plans
     1992 Stock Option Plan. In May 1992, our stockholders approved and adopted the 1992 Stock Option Plan. The 1992 Plan expired by its own terms on March 1, 2002, but remains effective only for purposes of outstanding options. The 1992 Plan provided for granting to key employees, including officers and Directors who were also key employees of Parallel, and Directors who were not employees, options to purchase up to an aggregate of 750,000 shares of common stock. Options granted under the 1992 Plan to employees are either incentive stock options or options which do not constitute incentive stock options. Options granted to non-employee Directors are not incentive stock options.
     The 1992 Plan is administered by the Board’s Compensation Committee, none of whom were eligible to participate in the 1992 Plan, except to receive a one-time option to purchase 25,000 shares at the time he or she became a Director. The Compensation Committee selected the employees who were granted options and established the number of shares issuable under each option and other terms and conditions approved by the Compensation Committee. The purchase price of common stock issued under each option is the fair market value of the common stock at the time of grant.
     The 1992 Plan provided for the granting of an option to purchase 25,000 shares of common stock to each individual who was a non-employee Director of Parallel on March 1, 1992 and to each individual who became a nonemployee Director following March 1, 1992. Members of the Compensation Committee were not eligible to participate in the 1992 Plan other than to receive a nonqualified stock option to purchase 25,000 shares of common stock as described above.
     When the 1992 Plan expired on March 1, 2002, 65,000 shares of common stock remained authorized for issuance under the 1992 Plan. However, the 1992 Plan prohibited the grant of options after March 1, 2002. Consequently, no additional options are available for grant under the 1992 Plan.
     At April 16, 2008, options to purchase a total of 7,295 shares of common stock were outstanding under the 1992 Plan.
     1997 Nonemployee Directors Stock Option Plan. The 1997 Nonemployee Directors Stock Option Plan was approved by our stockholders at the annual meeting of stockholders held in May 1997. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under this plan are not incentive stock options within the meaning of the Internal Revenue Code.
     This plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the non-employee Directors who are to be granted options; to establish the number of shares which may be issued to non-employee Directors under each option; and to prescribe the terms and conditions of the options in accordance with the plan. Under provisions of the plan, the option exercise price must be the fair market value of the stock subject to the option on the grant due. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.
     The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise in cash, by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or a combination of cash and stock, as established by the Compensation Committee.

     Options may not be granted under this plan after March 27, 2007 and at December 31, 2007, there were no shares of common stock available for future option grants under this plan.
     At April 16, 2008, options to purchase a total of 97,500 shares of common stock were outstanding under this plan.
     1998 Stock Option Plan. In June 1998, our stockholders adopted the 1998 Stock Option Plan. The 1998 Plan provides for the granting of options to purchase up to 850,000 shares of common stock. Stock options granted under the 1998 Plan may be either incentive stock options or stock options which do not constitute incentive stock options.
     The 1998 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee are not eligible to participate in the 1998 Plan. Only employees are eligible to receive options under the 1998 Plan and the Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.
     Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash and common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant. Options granted under the 1998 Plan are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.
     Options may not be granted under the 1998 Plan after March 11, 2008. However, at December 31, 2007, there were no shares of common stock available for future option grants under the 1998 Stock Option Plan.
     At April 16, 2008, options to purchase a total of 43,929 shares of common stock were outstanding under this plan.
     2001 Nonemployee Directors Stock Option Plan. The 2001 Nonemployee Directors Stock Option Plan was approved by our stockholders at the annual meeting of stockholders held in June 2001. This plan provides for granting to Directors who are not employees of Parallel options to purchase up to an aggregate of 500,000 shares of common stock. Options granted under the plan will not be incentive stock options within the meaning of the Internal Revenue Code.
     This plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has sole authority to select the non-employee Directors who are to be granted options; to establish the number of shares which may be issued to non-employee Directors under each option; and to prescribe such terms and conditions as the Committee prescribes from time to time in accordance with the plan. Under provisions of the plan, the option exercise price must be the fair market value of the stock subject to the option on the grant date. Options are not transferable other than by will or the laws of descent and distribution and are not exercisable after ten years from the date of grant.
     The purchase price of shares as to which an option is exercised must be paid in full at the time of exercise in cash, by delivering to Parallel shares of stock having a fair market value equal to the purchase price, or a combination of cash and stock, as established by the Compensation Committee.
     Options may not be granted under this plan after May 2, 2011. However, at December 31, 2007, no shares of common stock were available for future option grants under this plan.
     At April 16, 2008, options to purchase 150,000 shares of common stock were outstanding under this plan.

     2001 Employee Stock Option Plan. In June 2001, our Board of Directors adopted the 2001 Employee Stock Option Plan. This plan authorized the grant of options to purchase up to 200,000 shares of common stock, or less than 1.00% of our outstanding shares of common stock. Directors and officers are not eligible to receive options under this plan. Only employees are eligible to receive options. Stock options granted under this plan are not incentive stock options.
     This plan was implemented without stockholder approval.
     The 2001 Employee Stock Option Plan is administrated by the Compensation Committee of the Board of Directors. The Compensation Committee selects the employees who are granted options and establishes the number of shares issuable under each option.
     Options granted to employees contain terms and conditions that are approved by the Compensation Committee. The Compensation Committee is empowered and authorized, but is not required, to provide for the exercise of options by payment in cash or by delivering to Parallel shares of common stock having a fair market value equal to the purchase price, or any combination of cash and common stock. The purchase price of common stock issued under each option must not be less than the fair market value of the common stock at the time of grant. Options granted under this plan are not transferable other than by will or the laws of descent and distribution.
     The Employee Stock Option Plan will expire on June 20, 2011. However, at December 31, 2007, no shares of common stock were available for future option grants under this plan.
     At April 16, 2008, options to purchase 144,000 shares of common stock were outstanding under this plan.
Section 401(k) Retirement Plan
     Effective January 1, 2005, we adopted a retirement plan qualifying under Section 401(k) of the Internal Revenue Code. This plan is designed to provide eligible employees with an opportunity to save for retirement on a tax-deferred basis. A third party acts as the plan’s administrator and is responsible for the day-to-day administration and operation of the plan. This plan is maintained on a yearly basis beginning on January 1 and ending on December 31 of each year.
     Each employee is eligible to participate in the plan as of the date of his or her employment. An employee may elect to have his or her compensation reduced by a specific percentage or dollar amount and have that amount contributed to the plan as a salary deferred contribution. A plan participant’s aggregate salary deferred contributions for a plan year may not exceed certain statutory dollar limits, which for 2007 was $15,500. In addition to the annual salary deferral limit, employees who reach age 50 or older during a calendar year can elect to take advantage of a catch-up salary deferral contribution which, for 2007, was $5,000. The amount deferred by a plan participant, and any earnings on that amount, are not subject to income tax until actually distributed to the participant.
     Each year, in addition to salary deferrals made by a participant, Parallel may contribute to the plan “safe harbor” contributions and discretionary matching contributions. Matching contributions, if made, will equal a uniform percentage of a participant’s salary deferrals. The Compensation Committee established a “safe harbor” profit sharing contribution of 3% and a discretionary matching contribution in an amount not to exceed 3% of a participant’s annual salary. Each participant will share in discretionary profit sharing contributions, if any, regardless of the amount of service completed by the participant during the applicable plan year.
     Each participant may direct the investment of his or her interest in the plan under established investment direction procedures setting forth the investment choices available to the participants. Each participant will be entitled to all of the participant’s account under the plan upon retirement after age 65. Each participant is at all times 100% vested in amounts attributed to the participant’s salary deferrals and to matching contributions and discretionary profit sharing contributions made by Parallel. The plan contains special provisions relating to disability and death benefits.

     Participants may borrow from their respective plan accounts, subject to the plan administrator’s determination that the participant submitting an application for a loan meets the rules and requirements set forth in the written loan program established by Parallel. Parallel has the right to amend the plan at any time. However, no amendment may authorize or permit any part of the plan assets to be used for purposes other than the exclusive benefit of participants or their beneficiaries.
     We make matching contributions to employee accounts in an amount equal to the contribution made by each employee, subject to a maximum of 6% of each employee’s salary during any calendar year. During 2007, we contributed an aggregate of $274,335 to the accounts of 45 employee participants. Of this amount, $19,800 was allocated to Mr. Oldham’s account; $10,500 was allocated to Mr. Bayley’s account; $10,500 was allocated to Mr. Rutherford’s account; $16,500 to Mr. Tiffin’s account; and $11,400 to Mr. Foster’s account.
Certain Related Person Transactions
     During 2007, Cambridge Production, Inc., a corporation owned by Thomas R. Cambridge, our former Chairman of the Board, served as operator of two wells on oil and natural gas leases in which we acquired a working interest in 1984. Generally, the operator of a well is responsible for the day to day operations on the lease, overseeing production, employing field personnel, maintaining production and other records, determining the location and timing of drilling of wells, administering natural gas contracts, joint interest billings, revenue distribution, making various regulatory filings, reporting to working interest owners and other matters. During 2007, Cambridge Production billed us approximately $27,000 for our pro rata share of lease operating expenses. The largest amount we owed Cambridge Production at any one time during 2007 was approximately $6,400. As of December 31, 2007, approximately $750 was owed by us to Cambridge Production for these expenses. Our pro rata share of oil and natural gas sales during 2007 from the wells operated by Cambridge Production was approximately $65,000. Cambridge Production’s billings to us are made monthly on the same basis as all other working interest owners in the wells.
     Cambridge Partnership, Ltd., a limited partnership controlled by Mr. Cambridge, acquired an undivided working interest in 1999 from us in an oil and natural gas prospect located in south Texas. The interest was acquired on the same terms as all other unaffiliated working interest owners. Since then, Cambridge Partnership, Ltd. has participated with us in the drilling and development of this prospect. Cambridge Partnership, Ltd. has participated in these operations under standard form operating agreements on the same or similar terms afforded by us to nonaffiliated third parties. Although we are not the operator of this project, we invoice Cambridge Partnership, Ltd., on a monthly basis, without interest, for its pro rata share of operating expenses. During 2007, we billed Cambridge Partnership, Ltd. approximately $1,300 for its proportionate share of lease operating expenses incurred on properties we administer, and Cambridge Partnership, Ltd. paid us approximately $1,600 for its proportionate share of lease operating expenses, which included approximately $285 attributable to expenses billed to Cambridge Partnership, Ltd. in 2006. The largest amount owed to us by Cambridge Partnership, Ltd. at any one time during 2007 for its share of lease operating expenses was approximately $300. At December 31, 2007, no amount was owed to us by Cambridge Partnership, Ltd. for these expenses. During 2007, we disbursed approximately $4,600 to Cambridge Partnership, Ltd. in payment of revenues attributable to its pro rata share of the proceeds from sales of oil and natural gas produced from properties in which we and Cambridge Partnership, Ltd. owned interests. We and Cambridge Partnership, Ltd. sold our interests in this project in June 2007 to an unaffiliated third party and we distributed approximately $10,000 to Cambridge Partnership, Ltd., its pro rata share of the sales proceeds.
     Cambridge Production, Inc. maintains an office in Amarillo, Texas from which Mr. Cambridge performed his duties and services as Chairman of the Board and as geological consultant to us until his retirement on June 26, 2007. Prior to his retirement, we reimbursed Cambridge Production, Inc. $3,000 per month for office and administrative expenses incurred on our behalf. During 2007 we reimbursed Cambridge Production, Inc. a total of $18,000.
     In December 2001, and prior to his employment with us, Donald E. Tiffin, our Chief Operating Officer, received from an unaffiliated third party a 3% working interest in our Diamond M project in Scurry County, Texas for services rendered in connection with assembling the project. In August 2002, shortly after his employment with us, and due to the personal financial exposure in the Diamond M project and to prevent the interest from being acquired by a third party, Mr. Tiffin assigned two-thirds of his ownership interest in the project to us at no cost, leaving him with a 1% working interest. We acquired our initial interest in the Diamond M Project from the same third party in December 2001, but did not become operator of the project until March 1, 2003. As with other nonaffiliated interest owners, we invoice Mr. Tiffin on a monthly basis, without interest, for his share of drilling, development and lease operating expenses. During 2007, we billed Mr. Tiffin a total of approximately $45,000 for his proportionate share of capital expenditures and lease operating expenses, and Mr. Tiffin paid us approximately $47,000 for these drilling and development expenses, which included approximately $8,000 attributable to expenses billed to Mr. Tiffin in 2006. During 2007, we disbursed to Mr. Tiffin approximately $65,000 in oil and natural gas revenues related to his interest in this project. The largest aggregate amount outstanding and owed to us by Mr. Tiffin at any one time during 2007 was approximately $11,000. At December 31, 2007, Mr. Tiffin owed us approximately $5,000.
     We believe the transactions described above were made on terms no less favorable than if we had entered into the transactions with an unrelated party.
Procedures for Reviewing Certain Transactions
     We have adopted a written policy for the review, approval or ratification of related party transactions. All of our Directors, officers and employees are subject to the policy. Under this policy, the Audit Committee reviews all related party transactions for potential conflicts of interest situations. Generally, our policy defines a “related party transaction” as a transaction in which we are a participant and the amount involved exceeds $10,000, and in which a related party has an interest. A “related party” is:
•	a Director or officer of Parallel or a nominee to become a Director;

•	an owner of more than 5% of our outstanding common stock;

•	certain family members of any of the above persons; and

•	any entity in which any of the above persons is employed or is a partner or principal or in which such person has a 5% or greater ownership interest.
     Approval Procedures
     Before entering into a related party transaction, the related party or the department within Parallel responsible for the potential transaction must notify the Audit Committee of the facts and circumstances of the proposed transaction, including:
•	the related party’s relationship to Parallel and interest in the transaction;

•	the material terms of the proposed transaction;

•	the benefits to Parallel of the proposed transaction;

•	the availability of other sources of comparable properties or services; and

•	whether the proposed transaction is on terms comparable to terms available to an unrelated third party or to employees generally.
     The Audit Committee will then consider all of the relevant facts and circumstances available to it, including the matters described above and, if applicable, the impact on a Director’s independence. No member of the Audit Committee is permitted to participate in any review, consideration or approval of any related party transaction if such member or any of his or her immediate family members is the related party. After review, the Audit Committee may approve, modify or disapprove the proposed transaction. The Audit Committee will approve only those related party transactions that are in, or are not inconsistent with, the best interests of Parallel and its stockholders.

     Ratification Procedures
     If an officer or Director of Parallel becomes aware of a related party transaction that has not been previously approved or ratified by the Audit Committee then, if the transaction is pending or ongoing, the transaction must be submitted to the Audit Committee and the Audit Committee will consider the matters described above. Based on the conclusions reached, the Audit Committee will evaluate all options, including ratification, amendment or termination of the related party transaction. If the transaction is completed, the Audit Committee will evaluate the transaction, taking into account the same factors as described above, to determine if rescission of the transaction or any disciplinary action is appropriate, and will request that we evaluate our controls and procedures to determine the reason the transaction was not submitted to the Audit Committee for prior approval and whether any changes to the procedures are recommended.
PROPOSAL #3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
     The Audit Committee, subject to ratification by the stockholders at the Annual Meeting, has reappointed the firm of BDO Seidman, LLP as independent auditors for the fiscal year ending December 31, 2008. In making this appointment, the Audit Committee considered the fact that BDO Seidman has not provided any non-audit services. If the stockholders do not ratify this appointment, the Audit Committee may consider other independent public accountants or continue the appointment of BDO Seidman, LLP. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board believes it is important to allow the stockholders to vote on this proposal.
     Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting of Stockholders and will be afforded an opportunity to make a statement at the Annual Meeting if they desire to do so. It is expected that such representatives will be available to respond to appropriate questions.
     Stockholders are requested to vote FOR the ratification of the reappointment of BDO Seidman, LLP as Parallel’s independent auditors for the fiscal year ending December 31, 2008.
OTHER MATTERS
     As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matter properly comes before the Annual Meeting, the persons appointed by the proxy intend to vote such proxy in accordance with their best judgment.
     Stockholders may obtain, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2007 as filed with the Securities and Exchange Commission upon written request to the Manager of Investor Relations, Parallel Petroleum Corporation, 1004 N. Big Spring, Suite 400, Midland, Texas 79701.
STOCKHOLDER PROPOSALS
     Stockholders desiring to submit proposals under SEC Rule 14a-8 for inclusion in our proxy statement and form of proxy for the 2009 annual meeting must submit proposals to us at our principal executive office on or before January 26, 2009 and must satisfy the conditions established by the SEC for such proposals.
     Proposals that stockholders wish to present at the 2009 annual meeting (but not included in the related proxy statement) must be received by Parallel within the time periods established by our bylaws, and must satisfy the other conditions for such proposals set forth in our bylaws. These requirements are separate and apart from and in addition to the requirements of the SEC that a stockholder must meet to have a stockholder proposal included in our proxy statement under SEC Rule 14a-8. To be timely, a stockholder’s notice must be received at our offices not less than 60 nor more than 90 days prior to the meeting. However, if less than 70 days’ notice or prior public disclosure of the date of the 2009 annual meeting is given, notices of matters to be submitted at the annual meeting, including nominations for Directors, must be received not later than 10 days after the day on which notice of the date of the annual meeting was mailed or public disclosure was made. If we do not timely receive notice of a matter to be brought before the meeting, such matter may be excluded from consideration at the meeting. Stockholders are advised to review our bylaws which contain these advance notice requirements.
     Proposals should be sent to:
Secretary of Parallel Petroleum Corporation
1004 N. Big Spring, Suite 400
Midland, Texas 79701
     The use of certified mail, return receipt requested, is suggested.

Appendix A
PARALLEL PETROLEUM CORPORATION
2008 LONG-TERM INCENTIVE PLAN
     The Parallel Petroleum Corporation 2008 Long-Term Incentive Plan (this “Plan”) was adopted by the Board of Directors of Parallel Petroleum Corporation, a Delaware corporation (the “Company”), effective as of May 28, 2008, subject to approval by the Company’s stockholders.
ARTICLE 1
PURPOSE
     The purpose of this Plan is to attract and retain the services of key Employees, key Consultants and Outside Directors of the Company and its Subsidiaries and to provide such persons with a proprietary interest in the Company through the granting of incentive stock options, nonqualified stock options, restricted stock, performance awards and other awards, whether granted singly or in combination, that will
     (a) increase the interest of such persons in the Company’s welfare;
     (b) furnish an incentive to such persons to continue their services for the Company; and
     (c) provide a means through which the Company may attract able persons as Employees, Consultants and Outside Directors.
     With respect to Reporting Participants, the Plan and all transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void ab initio, to the extent permitted by law and deemed advisable by the Committee.
ARTICLE 2
DEFINITIONS
     For purposes of this Plan, unless the context requires otherwise, the following terms shall have the meanings indicated:
     2.1 “Award” means the grant of any Incentive Stock Option, Nonqualified Stock Option, Restricted Stock, Performance Award or Other Award, whether granted singly or in combination (each individually referred to herein as an “Incentive”).
     2.2 “Award Agreement” means a written agreement between a Participant and the Company which sets out the terms of the grant of an Award.
     2.3 “Award Period” means the period set forth in the Award Agreement during which one or more Incentives granted under an Award may be exercised.
     2.4 “Board” means the Board of Directors of the Company.

     2.5 “Change in Control” means the occurrence of any of the following:
     (a) Any “Person” (as defined below), other than (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding stock under an employee benefit plan of the Company or any of its “Affiliates” (as defined below), (iii) an underwriter temporarily holding stock pursuant to an offering of such stock, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, acquires ownership of stock of the Company that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the Company’s stock. However, if any Person is considered to own more than 50% of the total fair market value or total voting power of the Company’s stock, the acquisition of additional stock by the same Person is not considered to be a Change in Control;
     (b) During any 12-month period, a majority of members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the Board before the date of the appointment or election; provided, however, that any such director shall not be considered to be endorsed by the Board if his or her initial assumption of office occurs as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or
     (c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, except if:
     (i) the merger or consolidation would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity or any parent thereof) more than 70% of the total voting power of the stock of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or
     (ii) the merger or consolidation is effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, during the 12-month period ending on the date of the most recent acquisition by such Person, of stock of the Company (not including in the stock beneficially owned by such Person any stock acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30% or more of the total voting power of the Company’s then outstanding stock; or
     (d) Any Person acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person) assets of the Company that have a total gross fair market value equal to at least 40% of the total gross fair market value of all of the Company’s assets immediately before such acquisition or acquisitions. However, there is no Change in Control when there is such a sale or transfer to (i) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s then outstanding stock; (ii) an entity, at least 50% of the total value or voting power of the stock of which is owned, directly or indirectly, by the Company; (iii) a Person that owns directly or indirectly, at least 50% of the total value or voting power of the outstanding stock of the Company; or (iv) an entity, at least 50% of the total value or voting power of the stock of which are owned by a Person that owns, directly or indirectly, at least 50% of the total value or voting power of the outstanding stock of the Company.
     For purposes of this Section 2.5:

     (a) “Person” shall have the meaning given in Section 7701(a)(1) of the Code. Person shall include more than one Person acting as a group as defined by the Final Treasury Regulations issued under Section 409A of the Code.
     (b) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended.
     The provisions of this Section 2.5 shall be interpreted in accordance with the requirements of the Final Treasury Regulations under Code Section 409A, it being the intent of the parties that this Section 2.5 shall be in compliance with the requirements of said Code Section and said Regulations.
     2.6 “Code” means the Internal Revenue Code of 1986, as amended.
     2.7 “Committee” means the committee appointed or designated by the Board to administer the Plan in accordance with Article 3 of this Plan.
     2.8 “Common Stock” means the common stock, par value $0.01 per share, which the Company is currently authorized to issue or may in the future be authorized to issue, or any securities into which or for which the common stock of the Company may be converted or exchanged, as the case may be, pursuant to the terms of this Plan.
     2.9 “Company” means Parallel Petroleum Corporation, a Delaware corporation, and any successor entity.
     2.10 “Consultant” means any natural person, who is not an Employee, rendering bona fide services to the Company or a Subsidiary, with compensation, pursuant to a written independent contractor agreement between such person and the Company or a Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
     2.11 “Corporation” means any entity that (i) is defined as a corporation under Section 7701 of the Code and (ii) is the Company or is in an unbroken chain of corporations (other than the Company) beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain. For purposes of clause (ii) hereof, an entity shall be treated as a “corporation” if it satisfies the definition of a corporation under Section 7701 of the Code.
     2.12 “Date of Grant” means the effective date on which an Award is made to a Participant as set forth in the applicable Award Agreement; provided, however, that solely for purposes of Section 16 of the 1934 Act and the rules and regulations promulgated thereunder, the Date of Grant of an Award shall be the date of stockholder approval of the Plan if such date is later than the effective date of such Award as set forth in the Award Agreement. The determination of Fair Market Value shall, where applicable, be in compliance with Section 409A of the Code.
     2.13 “Employee” means a common law employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the Code) of the Company or any Subsidiary of the Company.
     2.14 “Executive Officer” means an officer of the Company or a Subsidiary subject to Section 16 of the 1934 Act or a “covered employee” as defined in Section 162(m)(3) of the Code.
     2.15 “Fair Market Value” means, as of a particular date, (a) if the shares of Common Stock are listed on the Nasdaq Global Market, the closing sales price per share of Common Stock on the Nasdaq Global

Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (b) if the shares of Common Stock are listed on any other established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (c) if the shares of Common Stock are not so listed but are quoted on the Nasdaq National Market System, the closing sales price per share of Common Stock on the Nasdaq National Market System on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (d) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the National Quotation Bureau, Inc., or (e) if none of the above is applicable, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock. Notwithstanding the foregoing provisions of this Section 2.15, to the extent an Award is intended to be in compliance with some or all of the requirements of Section 409A of the Code, “ Fair Market Value” for purposes of the Plan and any Award shall be the definition provided for under Section 409A of the Code and Section 1.409A-1(b)(5)(iv) of the regulations issued thereunder or any successor provision thereto.
     2.16 “Independent Third Party” means an individual or entity independent of the Company having experience in providing investment banking or similar appraisal or valuation services and with expertise generally in the valuation of securities or other property for purposes of this Plan. The Committee may utilize one or more Independent Third Parties.
     2.17 “Incentive” is defined in Section 2.1 hereof.
     2.18 “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code, granted pursuant to this Plan.
     2.19 “Nonqualified Stock Option” means a nonqualified stock option, granted pursuant to this Plan, which is not an Incentive Stock Option.
     2.20 “Option Price” means the price which must be paid by a Participant upon exercise of a Stock Option to purchase a share of Common Stock.
     2.21 “Other Award” means an Award issued pursuant to Section 6.6 hereof.
     2.22 “Outside Director” means a director of the Company who is not an Employee or a Consultant.
     2.23 “Participant” means an Employee, Consultant or Outside Director of the Company or a Subsidiary to whom an Award is granted under this Plan.
     2.24 “Plan” means this Parallel Petroleum Corporation 2008 Long-Term Incentive Plan, as amended from time to time.
     2.25 “Performance Award” means an Award hereunder of cash or shares of Common Stock pursuant to Section 6.5 hereof.
     2.26 “Performance Goal” means any of the goals set forth in Section 6.7 hereof.

     2.27 “Reporting Participant” means a Participant who is subject to the reporting requirements of Section 16 of the 1934 Act.
     2.28 “Restricted Stock” means shares of Common Stock issued or transferred to a Participant pursuant to Section 6.4 of this Plan which are subject to restrictions or limitations set forth in this Plan and in the related Award Agreement.
     2.29 “Retirement” means any Termination of Service solely due to retirement upon or after attainment of age sixty-five (65), or permitted early retirement as determined by the Committee.
     2.30 “Stock Option” means a Nonqualified Stock Option or an Incentive Stock Option.
     2.31 “Subsidiary” means (i) any corporation in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing a majority of the total combined voting power of all classes of stock in one of the other corporations in the chain, (ii) any limited partnership, if the Company or any corporation described in item (i) above owns a majority of the general partnership interest and a majority of the limited partnership interests entitled to vote on the removal and replacement of the general partner, and (iii) any partnership or limited liability company, if the partners or members thereof are composed only of the Company, any corporation listed in item (i) above or any limited partnership listed in item (ii) above. “Subsidiaries” means more than one of any such corporations, limited partnerships, partnerships or limited liability companies.
     2.32 “Termination of Service” occurs when a Participant who is (i) an Employee of the Company or any Subsidiary ceases to serve as an Employee of the Company and its Subsidiaries, for any reason; (ii) an Outside Director of the Company or a Subsidiary ceases to serve as a director of the Company and its Subsidiaries for any reason; or (iii) a Consultant of the Company or a Subsidiary ceases to serve as a Consultant of the Company and its Subsidiaries for any reason. Except as may be necessary or desirable to comply with applicable federal or state law, a “Termination of Service” shall not be deemed to have occurred when a Participant who is an Employee becomes an Outside Director or Consultant or vice versa. If, however, a Participant who is an Employee and who has an Incentive Stock Option ceases to be an Employee but does not suffer a Termination of Service, and if that Participant does not exercise the Incentive Stock Option within the time required under Section 422 of the Code upon ceasing to be an Employee, the Incentive Stock Option shall thereafter become a Nonqualified Stock Option. Notwithstanding the foregoing provisions of this Section 2.32, if an Award issued under this Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Termination of Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.
     2.33 “Total and Permanent Disability” means a Participant is qualified for long-term disability benefits under the Company’s or Subsidiary’s disability plan or insurance policy; or, if no such plan or policy is then in existence or if the Participant is not eligible to participate in such plan or policy, that the Participant, because of a physical or mental condition resulting from bodily injury, disease, or mental disorder, is unable to perform his or her duties of employment for a period of six (6) continuous months, as determined in good faith by the Committee, based upon medical reports or other evidence satisfactory to the Committee; provided that, with respect to any Incentive Stock Option, Total and Permanent Disability shall have the meaning given it under the rules governing Incentive Stock Options under the Code. Notwithstanding the foregoing provisions of this Section 2.33, if an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Total and Permanent Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

ARTICLE 3
ADMINISTRATION
     Subject to the terms of this Article 3, the Plan shall be administered by the Board or such committee of the Board as is designated by the Board to administer the Plan (the “Committee”). The Committee shall consist of not fewer than two persons. Any member of the Committee may be removed at any time, with or without cause, by resolution of the Board. Any vacancy occurring in the membership of the Committee may be filled by appointment by the Board. At any time there is no Committee to administer the Plan, any references in this Plan to the Committee shall be deemed to refer to the Board.
     If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, membership on the Committee shall be limited to those members of the Board who are “outside directors” under Section 162(m) of the Code and/or “non-employee directors” as defined in Rule 16b-3 promulgated under the 1934 Act. The Committee shall select one of its members to act as its Chairman. A majority of the Committee shall constitute a quorum, and the act of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the act of the Committee.
     The Committee shall determine and designate from time to time the eligible persons to whom Awards will be granted and shall set forth in each related Award Agreement, where applicable, the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance requirements, as are approved by the Committee, but not inconsistent with the Plan. The Committee shall determine whether an Award shall include one type of Incentive or two or more Incentives granted in combination and shall determine, where applicable, whether the requirements of Section 162(m) of the Code shall apply to an Award to be granted to an Executive Officer. Although the members of the Committee shall be eligible to receive Awards, all decisions with respect to any Award, and the terms and conditions thereof, to be granted under the Plan to any member of the Committee shall be made solely and exclusively by the other members of the Committee, or if such member is the only member of the Committee, by the Board.
     The Committee, in its sole discretion, shall (i) interpret the Plan, (ii) prescribe, amend and rescind any rules and regulations necessary or appropriate for the administration of the Plan, (iii) establish performance goals for an Award and certify the extent of their achievement, and (iv) make such other determinations or certifications and take such other action as it deems necessary or advisable in the administration of the Plan. Any interpretation, determination or other action made or taken by the Committee shall be final, binding, and conclusive on all interested parties.
     The Committee may delegate to officers of the Company, pursuant to a written delegation, the authority to perform specified functions under the Plan. Any actions taken by any officers of the Company pursuant to such written delegation of authority shall be deemed to have been taken by the Committee. Notwithstanding the foregoing, to the extent necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the 1934 Act, any function relating to a Reporting Participant or a covered employee (as defined in Section 162(m) of the Code) shall be performed solely by the Committee.
     With respect to restrictions in the Plan that are based on the requirements of Rule 16b-3 promulgated under the 1934 Act, Section 422 of the Code, Section 162(m) of the Code, the rules of any exchange or inter-dealer quotation system upon which the Company’s securities are listed or quoted, or any other applicable law, rule or restriction (collectively, “applicable law”), to the extent that any such restrictions are no longer required by applicable law, the Committee shall have the sole discretion and authority to grant Awards that are not subject to such mandated restrictions and/or to waive any such mandated restrictions with respect to outstanding Awards.

ARTICLE 4
ELIGIBILITY
     Any Employee (including an Employee who is also a director or an officer), Consultant or Outside Director of the Company whose judgment, initiative and efforts contributed or may be expected to contribute to the successful performance of the Company is eligible to participate in the Plan; provided that only Employees of a corporation shall be eligible to receive Incentive Stock Options. The Committee, upon its own action, may grant, but shall not be required to grant, an Award to any Employee, Consultant or Outside Director of the Company or any Subsidiary. Awards may be granted by the Committee at any time and from time to time to new Participants, or to then Participants, or to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Committee shall determine. Except as required by this Plan, Awards granted at different times need not contain similar provisions. The Committee’s determinations under the Plan (including, without limitation, determinations of which Employees, Consultants or Outside Directors, if any, are to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among Participants who receive, or are eligible to receive, Awards under the Plan.
ARTICLE 5
SHARES SUBJECT TO PLAN
     5.1 Number Available for Awards. Subject to adjustment as provided in Articles 11 and 12, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under the Plan is 2,000,000 shares, of which 2,000,000 shares may be delivered pursuant to Incentive Stock Options. Subject to adjustment pursuant to Articles 11 and 12, the maximum number of shares of Common Stock with respect to which Stock Options may be granted to any Participant during any calendar year is 2,000,000 shares of Common Stock. Shares to be issued may be made available from authorized but unissued Common Stock, Common Stock held by the Company in its treasury, or Common Stock purchased by the Company on the open market or otherwise. During the term of this Plan, the Company will at all times reserve and keep available the number of shares of Common Stock that shall be sufficient to satisfy the requirements of this Plan.
     5.2 Reuse of Shares. To the extent that any Award under this Plan shall be forfeited, shall expire or be canceled, in whole or in part, then the number of shares of Common Stock covered by the Award or stock option so forfeited, expired or canceled may again be awarded pursuant to the provisions of this Plan. If previously acquired shares of Common Stock are delivered to the Company in full or partial payment of the exercise price for the exercise of a Stock Option granted under this Plan, the number of shares of Common Stock available for future Awards under this Plan shall be reduced only by the net number of shares of Common Stock issued upon the exercise of the Stock Option. Previously acquired shares of Common Stock surrendered to the Company for payment of applicable employment tax withholding or other tax payment due with respect to any Award may again be awarded pursuant to the provisions of this Plan. Awards that may be satisfied either by the issuance of shares of Common Stock or by cash or other consideration shall be counted against the maximum number of shares of Common Stock that may be issued under this Plan only during the period that the Award is outstanding or to the extent the Award is ultimately satisfied by the issuance of shares of Common Stock. Awards will not reduce the number of shares of Common Stock that may be issued pursuant to this Plan if the settlement of the Award will not require the issuance of shares of Common Stock. Notwithstanding any provisions of this Plan to the contrary, only shares forfeited back to the Company, shares canceled on account of termination, expiration or lapse of an Award, shares surrendered in payment of the exercise price of an option or shares withheld for payment of applicable employment taxes and/or withholding obligations resulting from the exercise of an option shall again be available for grant of Incentive Stock Options under the Plan, but shall not increase the maximum number of shares described in Section 5.1 above as the maximum number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options.

ARTICLE 6
GRANT OF AWARDS
     6.1 In General.
     (a) The grant of an Award shall be authorized by the Committee and shall be evidenced by an Award Agreement setting forth the Incentive or Incentives being granted, the total number of shares of Common Stock subject to the Incentive(s), the Option Price (if applicable), the Award Period, the Date of Grant, and such other terms, provisions, limitations, and performance objectives, as are approved by the Committee, but (i) not inconsistent with the Plan, (ii) to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder and (iii) to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the applicable requirements of Section 162(m) of the Code and the regulations and other guidance issued thereunder. The Company shall execute an Award Agreement with a Participant after the Committee approves the issuance of an Award. Any Award granted pursuant to this Plan must be granted within ten (10) years of the date of adoption of this Plan. The Plan shall be submitted to the Company’s stockholders for approval; however, the Committee may grant Awards under the Plan prior to the time of stockholder approval. Any such Award granted prior to such stockholder approval shall be made subject to such stockholder approval. The grant of an Award to a Participant shall not be deemed either to entitle the Participant to, or to disqualify the Participant from, receipt of any other Award under the Plan.
     (b) If the Committee establishes a purchase price for an Award, the Participant must accept such Award within a period of thirty (30) days (or such shorter period as the Committee may specify) after the Date of Grant by executing the applicable Award Agreement and paying such purchase price.
     (c) Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.
     6.2 Option Price. The Option Price for any share of Common Stock which may be purchased under a Nonqualified Stock Option for any share of Common Stock may be equal to or greater than the Fair Market Value of the share on the Date of Grant. The Option Price for any share of Common Stock which may be purchased under an Incentive Stock Option must be at least equal to the Fair Market Value of the share on the Date of Grant; if an Incentive Stock Option is granted to an Employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary), the Option Price shall be at least 110% of the Fair Market Value of the Common Stock on the Date of Grant.
     6.3 Maximum ISO Grants. The Committee may not grant Incentive Stock Options under the Plan to any Employee which would permit the aggregate Fair Market Value (determined on the Date of Grant) of the Common Stock with respect to which Incentive Stock Options (under this and any other plan of the Company and its Subsidiaries) are exercisable for the first time by such Employee during any calendar year to exceed $100,000. To the extent any Stock Option granted under this Plan which is designated as an Incentive Stock Option exceeds this limit or otherwise fails to qualify as an Incentive Stock Option, such Stock Option (or any such portion thereof) shall be a Nonqualified Stock Option. In such case, the Committee shall designate which stock will be treated as Incentive Stock Option stock by causing the issuance of a separate stock certificate and identifying such stock as Incentive Stock Option stock on the Company’s stock transfer records.

     6.4 Restricted Stock. If Restricted Stock is granted to or received by a Participant under an Award (including a Stock Option), the Committee shall set forth in the related Award Agreement: (i) the number of shares of Common Stock awarded, (ii) the price, if any, to be paid by the Participant for such Restricted Stock and the method of payment of the price, (iii) the time or times within which such Award may be subject to forfeiture, (iv) specified Performance Goals of the Company, a Subsidiary, any division thereof or any group of Employees of the Company, or other criteria, which the Committee determines must be met in order to remove any restrictions (including vesting) on such Award, and (v) all other terms, limitations, restrictions and conditions of the Restricted Stock, which shall be consistent with this Plan, to the extent the Committee determines that an Award shall comply with the requirements of Section 162(m) of the Code, in compliance with the requirements of Section 162(m) of the Code and the regulations issued thereunder, and to the extent Restricted Stock granted under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. The provisions of Restricted Stock need not be the same with respect to each Participant.
     (a) Legend on Shares. Each Participant who is awarded or receives Restricted Stock shall be issued a stock certificate or certificates in respect of such shares of Common Stock. Such certificate(s) shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, substantially as provided in Section 15.9 hereof.
     (b) Restrictions and Conditions. Shares of Restricted Stock shall be subject to the following restrictions and conditions:
     (i) Subject to the other provisions of this Plan and the terms of the particular Award Agreements, during such period as may be determined by the Committee commencing on the Date of Grant or the date of exercise of an Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock. Except for these limitations, the Committee may in its sole discretion, remove any or all of the restrictions on such Restricted Stock whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.
     (ii) Except as provided in sub-paragraph (i) above or in the applicable Award Agreement, the Participant shall have, with respect to his or her Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. Certificates for shares of Common Stock free of restriction under this Plan shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock or after any other restrictions imposed on such shares of Common Stock by the applicable Award Agreement or other agreement have expired. Certificates for the shares of Common Stock forfeited under the provisions of the Plan and the applicable Award Agreement shall be promptly returned to the Company by the forfeiting Participant. Each Award Agreement shall require that each Participant, in connection with the issuance of a certificate for Restricted Stock, shall endorse such certificate in blank or execute a stock power in form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.
     (iii) The Restriction Period of Restricted Stock shall commence on the Date of Grant or the date of exercise of an Award, as specified in the Award Agreement, and, subject to Article 12 of this Plan, unless otherwise established by the Committee in the Award

Agreement setting forth the terms of the Restricted Stock, shall expire upon satisfaction of the conditions set forth in the Award Agreement, which such conditions may provide for vesting based on such Performance Goals as may be determined by the Committee in its sole discretion.
     (iv) Except as otherwise provided in the particular Award Agreement, upon Termination of Service for any reason during the Restriction Period, the nonvested shares of Restricted Stock shall be forfeited by the Participant. If a Participant has paid any consideration to the Company for such forfeited Restricted Stock, the Committee shall specify in the Award Agreement that either (i) the Company shall be obligated to, or (ii) the Company may, in its sole discretion, elect to, pay to the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the lesser of the total consideration paid by the Participant for such forfeited shares or the Fair Market Value of such forfeited shares as of the date of Termination of Service, as the Committee, in its sole discretion shall select. Upon any forfeiture, all rights of a Participant with respect to the forfeited shares of the Restricted Stock shall cease and terminate, without any further obligation on the part of the Company.
     6.5 Performance Awards.
     (a) The Committee may grant Performance Awards to one or more Participants. The terms and conditions of Performance Awards shall be specified at the time of the grant and may include provisions establishing the performance period, the Performance Goals to be achieved during a performance period, and the maximum or minimum settlement values, provided that such terms and conditions are (i) not inconsistent with the Plan and (ii) to the extent a Performance Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder. If the Performance Award is to be in shares of Common Stock, the Performance Awards may provide for the issuance of the shares of Common Stock at the time of the grant of the Performance Award or at the time of the certification by the Committee that the Performance Goals for the performance period have been met; provided, however, if shares of Common Stock are issued at the time of the grant of the Performance Award and if, at the end of the performance period, the Performance Goals are not certified by the Committee to have been fully satisfied, then, notwithstanding any other provisions of this Plan to the contrary, the Common Stock shall be forfeited in accordance with the terms of the grant to the extent the Committee determines that the Performance Goals were not met. The forfeiture of shares of Common Stock issued at the time of the grant of the Performance Award due to failure to achieve the established Performance Goals shall be separate from and in addition to any other restrictions provided for in this Plan that may be applicable to such shares of Common Stock. Each Performance Award granted to one or more Participants shall have its own terms and conditions.
     To the extent the Committee determines that a Performance Award shall comply with the requirements of Section 162(m) of the Code and if it is determined to be necessary in order to satisfy Section 162(m) of the Code, at the time of the grant of a Performance Award (other than a Stock Option) and to the extent permitted under Section 162(m) of the Code and the regulations issued thereunder, the Committee shall provide for the manner in which the Performance Goals shall be reduced to take into account the negative effect on the achievement of specified levels of the Performance Goals which may result from enumerated corporate transactions, extraordinary events, accounting changes and other similar occurrences which were unanticipated at the time the Performance Goal was initially established. In no event, however, may the Committee increase the amount earned under such a Performance Award, unless the reduction in the Performance Goals would reduce or eliminate the amount to be earned under the Performance Award and the Committee determines not to make such reduction or elimination.

     With respect to a Performance Award that is not intended to satisfy the requirements of Code Section 162(m), if the Committee determines, in its sole discretion, that the established performance measures or objectives are no longer suitable because of a change in the Company’s business, operations, corporate structure, or for other reasons that the Committee deemed satisfactory, the Committee may modify the performance measures or objectives and/or the performance period.
     (b) Performance Awards may be valued by reference to the Fair Market Value of a share of Common Stock or according to any formula or method deemed appropriate by the Committee, in its sole discretion, including, but not limited to, achievement of Performance Goals or other specific financial, production, sales or cost performance objectives that the Committee believes to be relevant to the Company’s business and/or remaining in the employ of the Company for a specified period of time. Performance Awards may be paid in cash, shares of Common Stock, or other consideration, or any combination thereof. If payable in shares of Common Stock, the consideration for the issuance of such shares may be the achievement of the performance objective established at the time of the grant of the Performance Award. Performance Awards may be payable in a single payment or in installments and may be payable at a specified date or dates or upon attaining the performance objective. The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee.
     (c) Notwithstanding the foregoing, in order to comply with the requirements of Section 162(m) of the Code, no Participant may receive in any calendar year Performance Awards intended to comply with the requirements of Section 162(m) of the Code which have an aggregate value of more than $1,000,000, and if such Performance Awards involve the issuance of shares of Common Stock, said aggregate value shall be based on the Fair Market Value of such shares at the time of the grant such Performance Awards. In no event, however, shall any Performance Awards not intended to comply with the requirements of Section 162(m) of the Code be issued contingent upon the failure to attain the Performance Goals applicable to the Performance Awards intended to comply with the requirements of Section 162(m) of the Code.
     6.6 Other Awards. The Committee may grant to any Participant other forms of Awards, based upon, payable in, or otherwise related to, in whole or in part, shares of Common Stock, if the Committee determines that such other form of Award is consistent with the purpose and restrictions of this Plan. The terms and conditions of such other form of Award shall be specified by the grant. Such Other Awards may be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.
     6.7 Performance Goals. Awards of Restricted Stock, Performance Awards and Other Awards (whether relating to cash or shares of Common Stock) under the Plan may be made subject to the attainment of Performance Goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: one or more measures of reserves of oil and natural gas; one or more components of the production or costs of production of oil and natural gas; cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity or stockholders’ equity; or total return to stockholders (“Performance Criteria”). Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Performance Criteria may include or exclude (i) extraordinary, unusual and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases, or (v) other similar occurrences. In all other respects, Performance Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or which is identified in the Compensation Discussion and Analysis section of the Company’s annual report. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.
ARTICLE 7
AWARD PERIOD; VESTING
     7.1 Award Period. Subject to the other provisions of this Plan, the Committee may, in its discretion, provide that an Incentive may not be exercised in whole or in part for any period or periods of time or beyond any date specified in the Award Agreement. Except as provided in the Award Agreement, an Incentive may be exercised in whole or in part at any time during its term. The Award Period for an Incentive shall be reduced or terminated upon Termination of Service. No Incentive granted under the Plan may be exercised at any time after the end of its Award Period. No portion of any Incentive may be exercised after the expiration of ten (10) years from its Date of Grant. However, if an Employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company (or any parent or Subsidiary) and an Incentive Stock Option is granted to such Employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five (5) years from the Date of Grant.
     7.2 Vesting. The Committee, in its sole discretion, may determine that an Incentive will be immediately vested in whole or in part, or that all or any portion may not be vested until a date, or dates, subsequent to its Date of Grant, or until the occurrence of one or more specified events, subject in any case to the terms of the Plan. If the Committee imposes conditions upon vesting, then, subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Incentive may be vested.
ARTICLE 8
EXERCISE OR CONVERSION OF INCENTIVE
     8.1 In General. A vested Incentive may be exercised or converted, during its Award Period, subject to limitations and restrictions set forth in the Award Agreement
     8.2 Securities Law and Exchange Restrictions. In no event may an Incentive be exercised or shares of Common Stock be issued pursuant to an Award if a necessary listing or quotation of the shares of Common Stock on a stock exchange or inter-dealer quotation system or any registration under state or federal securities laws required under the circumstances has not been accomplished.
     8.3 Exercise of Stock Option.
     (a) In General. If a Stock Option is exercisable prior to the time it is vested, the Common Stock obtained on the exercise of the Stock Option shall be Restricted Stock which is subject to the applicable provisions of this Plan and the Award Agreement. If the Committee imposes conditions upon exercise, then subsequent to the Date of Grant, the Committee may, in its sole discretion, accelerate the date on which all or any portion of the Stock Option may be exercised. No Stock Option may be exercised for a fractional share of Common Stock. The granting of a Stock Option shall impose no obligation upon the Participant to exercise that Stock Option.

     (b) Notice and Payment. Subject to such administrative regulations as the Committee may from time to time adopt, a Stock Option may be exercised by the delivery of written notice to the Committee setting forth the number of shares of Common Stock with respect to which the Stock Option is to be exercised and the date of exercise thereof (the “Exercise Date”) which shall be at least three (3) days after giving such notice unless an earlier time shall have been mutually agreed upon. On the Exercise Date, the Participant shall deliver to the Company consideration with a value equal to the total Option Price of the shares to be purchased, payable as provided in the Award Agreement, which may provide for payment in any one or more of the following ways: (a) cash or check, bank draft, or money order payable to the order of the Company, (b) Common Stock (including Restricted Stock) owned by the Participant on the Exercise Date, valued at its Fair Market Value on the Exercise Date, and which the Participant has not acquired from the Company within six (6) months prior to the Exercise Date, (c) by delivery (including by FAX or electronic transmission) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions from the Participant to a broker or dealer, reasonably acceptable to the Company, to sell certain of the shares of Common Stock purchased upon exercise of the Stock Option or to pledge such shares as collateral for a loan and promptly deliver to the Company the amount of sale or loan proceeds necessary to pay such purchase price, and/or (d) in any other form of valid consideration that is acceptable to the Committee in its sole discretion. If shares of Restricted Stock are tendered as consideration for the exercise of a Stock Option, a number of shares of Common Stock issued upon the exercise of the Stock Option with an Option Price equal to the value of Restricted Stock used as consideration therefor shall be subject to the same restrictions and provisions as the Restricted Stock so tendered.
     (c) Issuance of Shares. Except as otherwise provided in Section 6.4 hereof (with respect to shares of Restricted Stock) or in the applicable Award Agreement, upon payment of all amounts due from the Participant, the Company shall cause certificates (or at the Company’s discretion, uncertified shares) for the Common Stock then being purchased to be delivered as directed by the Participant (or the person exercising the Participant’s Stock Option in the event of his death) at its principal business office promptly after the Exercise Date; provided that if the Participant has exercised an Incentive Stock Option, the Company may at its option retain physical possession of any certificate evidencing the shares acquired upon exercise until the expiration of the holding periods described in Section 422(a)(1) of the Code. The obligation of the Company to deliver shares of Common Stock shall, however, be subject to the condition that, if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the Stock Option or the Common Stock upon any securities exchange or inter-dealer quotation system or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the Stock Option or the issuance or purchase of shares of Common Stock thereunder, the Stock Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not reasonably acceptable to the Committee.
     (d) Failure to Pay. Except as may otherwise be provided in an Award Agreement, if the Participant fails to pay for any of the Common Stock specified in such notice or fails to accept delivery thereof, that portion of the Participant’s Stock Option and right to purchase such Common Stock may be forfeited by the Company.
     8.4 Disqualifying Disposition of Incentive Stock Option. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of by a Participant prior to the expiration of either two (2) years from the Date of Grant of such Stock Option or one (1) year from the transfer of shares of Common Stock to the Participant pursuant to the exercise of such Stock Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing of the date and terms of such disposition. A disqualifying disposition by a Participant shall not affect the status of any other Stock Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.
ARTICLE 9
AMENDMENT OR DISCONTINUANCE
     Subject to the limitations set forth in this Article 9, the Board may at any time and from time to time, without the consent of the Participants, alter, amend, revise, suspend or discontinue the Plan in whole or in part; provided, however, that no amendment for which stockholder approval is required either (i) by any securities exchange or inter-dealer quotation system on which the Common Stock is listed or traded or (ii) in order for the Plan and Incentives awarded under the Plan to continue to comply with Sections 162(m), 421, and 422 of the Code, including any successors to such Sections, or other applicable law, shall be effective unless such amendment shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Any such amendment shall, to the extent deemed necessary or advisable by the Committee, be applicable to any outstanding Incentives theretofore granted under the Plan, notwithstanding any contrary provisions contained in any Award Agreement. In the event of any such amendment to the Plan, the holder of any Incentive outstanding under the Plan shall, upon request of the Committee and as a condition to the exercisability thereof, execute a conforming amendment in the form prescribed by the Committee to any Award Agreement relating thereto. Notwithstanding anything contained in this Plan to the contrary, unless required by law, no action contemplated or permitted by this Article 9 shall adversely affect any rights of Participants or obligations of the Company to Participants with respect to any Incentive theretofore granted under the Plan without the consent of the affected Participant.
ARTICLE 10
TERM
     The Plan shall be effective from the date that this Plan is approved by the Board. Unless sooner terminated by action of the Board, the Plan will terminate on May 28, 2018, but Incentives granted before that date will continue to be effective in accordance with their terms and conditions.
ARTICLE 11
CAPITAL ADJUSTMENTS
     If any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, rights offering, reorganization, merger, consolidation, split-up, spin-off, split-off, combination, subdivision, repurchase or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the fair value of an Award, then the Committee shall adjust any or all of the following so that the fair value of the Award immediately after the transaction or event is equal to the fair value of the Award immediately prior to the transaction or event: (i) the number of shares and type of Common Stock (or the securities or property) which thereafter may be made the subject of Awards, (ii) the number of shares and type of Common Stock (or other securities or property) subject to outstanding Awards, (iii) the number of shares and type of Common Stock

(or other securities or property) specified as the annual per-participant limitation under Section 5.1 of the Plan, (iv) the Option Price of each outstanding Award, and (v) the amount, if any, the Company pays for forfeited shares of Common Stock in accordance with Section 6.4; provided however, that the number of shares of Common Stock (or other securities or property) subject to any Award shall always be a whole number. Notwithstanding the foregoing, no such adjustment shall be made or authorized to the extent that such adjustment would cause the Plan or any Stock Option to violate Section 422 of the Code or Section 409A of the Code. Such adjustments shall be made in accordance with the rules of any securities exchange, stock market or stock quotation system to which the Company is subject.
     Upon the occurrence of any such adjustment, the Company shall provide notice to each affected Participant of its computation of such adjustment which shall be conclusive and shall be binding upon each such Participant.
ARTICLE 12
RECAPITALIZATION, MERGER AND CONSOLIDATION
     12.1 No Effect on Company’s Authority. The existence of this Plan and Incentives granted hereunder shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company’s capital structure and its business, or any Change in Control, or any merger or consolidation of the Company, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options or warrants to purchase same), or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
     12.2 Conversion of Incentives Where Company Survives. Subject to any required action by the stockholders and except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, if the Company shall be the surviving or resulting corporation in any merger, consolidation or share exchange, any Incentive granted hereunder shall pertain to and apply to the securities or rights (including cash, property, or assets) to which a holder of the number of shares of Common Stock subject to the Incentive would have been entitled.
     12.3 Exchange or Cancellation of Incentives Where Company Does Not Survive. Except as otherwise provided by Section 12.4 hereof or as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, in the event of any merger, consolidation or share exchange pursuant to which the Company is not the surviving or resulting corporation, there shall be substituted for each share of Common Stock subject to the unexercised portions of outstanding Incentives, that number of shares of each class of stock or other securities or that amount of cash, property, or assets of the surviving, resulting or consolidated company which were distributed or distributable to the stockholders of the Company in respect to each share of Common Stock held by them, such outstanding Incentives to be thereafter exercisable for such stock, securities, cash, or property in accordance with their terms.
     12.4 Cancellation of Incentives. Notwithstanding the provisions of Sections 12.2 and 12.3 hereof, and except as may be required to comply with Section 409A of the Code and the regulations or other guidance issued thereunder, all Incentives granted hereunder may be canceled by the Company, in its sole discretion, as of the effective date of any Change in Control, merger, consolidation or share exchange, or any issuance of bonds, debentures, preferred or preference stocks ranking prior to or otherwise affecting the Common Stock or the rights thereof (or any rights, options, or warrants to purchase same), or of any proposed sale of all or substantially all of the assets of the Company, or of any dissolution or liquidation of the Company, by either:

     (a) giving notice to each holder thereof or his personal representative of its intention to cancel those Incentives for which the issuance of shares of Common Stock involved payment by the Participant for such shares, and permitting the purchase during the thirty (30) day period next preceding such effective date of any or all of the shares of Common Stock subject to such outstanding Incentives, including in the Board’s discretion some or all of the shares as to which such Incentives would not otherwise be vested and exercisable; or
     (b) in the case of Incentives that are either (i) settled only in shares of Common Stock, or (ii) at the election of the Participant, settled in shares of Common Stock, paying the holder thereof an amount equal to a reasonable estimate of the difference between the net amount per share payable in such transaction or as a result of such transaction, and the price per share of such Incentive to be paid by the Participant (hereinafter the “Spread”), multiplied by the number of shares subject to the Incentive. In cases where the shares constitute, or would after exercise, constitute Restricted Stock, the Company, in its discretion, may include some or all of those shares in the calculation of the amount payable hereunder. In estimating the Spread, appropriate adjustments to give effect to the existence of the Incentives shall be made, such as deeming the Incentives to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Incentives as being outstanding in determining the net amount per share. In cases where the proposed transaction consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares of Common Stock upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before such liquidation could be completed.
     (c) An Award that by its terms would be fully vested or exercisable upon a Change in Control will be considered vested or exercisable for purposes of Section 12.4(a) hereof.
ARTICLE 13
LIQUIDATION OR DISSOLUTION
     Subject to Section 12.4 hereof, in case the Company shall, at any time while any Incentive under this Plan shall be in force and remain unexpired, (i) sell all or substantially all of its property, or (ii) dissolve, liquidate, or wind up its affairs, then each Participant shall be entitled to receive, in lieu of each share of Common Stock of the Company which such Participant would have been entitled to receive under the Incentive, the same kind and amount of any securities or assets as may be issuable, distributable or payable upon any such sale, dissolution, liquidation or winding up with respect to each share of Common Stock of the Company. If the Company shall, at any time prior to the expiration of any Incentive, make any partial distribution of its assets, in the nature of a partial liquidation, whether payable in cash or in kind (but excluding the distribution of a cash dividend payable out of earned surplus and designated as such) and an adjustment is determined by the Committee to be appropriate to prevent the dilution of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, make such adjustment in accordance with the provisions of Article 11 hereof.
ARTICLE 14
INCENTIVES IN SUBSTITUTION FOR
INCENTIVES GRANTED BY OTHER ENTITIES
     Incentives may be granted under this Plan from time to time in substitution for similar instruments held by employees, consultants or directors of a corporation, partnership, or limited liability company who become or are about to become Employees, Consultants or Outside Directors of the Company or any

Subsidiary as a result of a merger or consolidation of the employing corporation with the Company, the acquisition by the Company of equity of the employing entity, or any other similar transaction pursuant to which the Company becomes the successor employer. The terms and conditions of the substitute Incentives so granted may vary from the terms and conditions set forth in this Plan to such extent as the Committee at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Incentives in substitution for which they are granted.
ARTICLE 15
MISCELLANEOUS PROVISIONS
     15.1 Investment Intent. The Company may require that there be presented to and filed with it by any Participant under this Plan, such evidence as it may deem necessary to establish that the Incentives granted or the shares of Common Stock to be purchased or transferred are being acquired for investment and not with a view to their distribution.
     15.2 No Right to Continued Employment. Neither this Plan nor any Incentive granted under the Plan shall confer upon any Participant any right with respect to continuance of employment by the Company or any Subsidiary.
     15.3 Indemnification of Board and Committee. No member of the Board or the Committee, nor any officer or Employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan, and all members of the Board and the Committee, each officer of the Company, and each Employee of the Company acting on behalf of the Board or the Committee shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.
     15.4 Effect of the Plan. Neither the adoption of this Plan nor any action of the Board or the Committee shall be deemed to give any person any right to be granted an Award or any other rights except as may be evidenced by an Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and upon the terms and conditions expressly set forth therein.
     15.5 Compliance With Other Laws and Regulations. Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue shares of Common Stock under any Incentive if the issuance thereof would constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange or inter-dealer quotation system or other forum in which shares of Common Stock are quoted or traded (including, without limitation, Section 16 of the 1934 Act and Section 162(m) of the Code); and, as a condition of any sale or issuance of shares of Common Stock under an Incentive, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and exercise of Incentives hereunder, and the obligation of the Company to sell and deliver shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.
     15.6 Tax Requirements. The Company or, if applicable, any Subsidiary (for purposes of this Section 15.6, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with this Plan, any Federal, state, local, or other taxes required by law to be withheld in connection with an Award granted under this Plan. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to the Award. Such payments shall be required to be made when requested by the Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock. Such payment may be made (i) by the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the exercising Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior to the date of exercise, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the exercise of the Stock Option, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant. The Committee may in the Award Agreement impose any additional tax requirements or provisions that the Committee deems necessary or desirable.
     15.7 Assignability. Incentive Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution and may be exercised during the lifetime of the Participant only by the Participant or the Participant’s legally authorized representative, and each Award Agreement in respect of an Incentive Stock Option shall so provide. The designation by a Participant of a beneficiary will not constitute a transfer of the Stock Option. The Committee may waive or modify any limitation contained in the preceding sentences of this Section 15.7 that is not required for compliance with Section 422 of the Code.
     Except as otherwise provided herein, Nonqualified Stock Options may not be transferred, assigned, pledged, hypothecated or otherwise conveyed or encumbered other than by will or the laws of descent and distribution. The Committee may, in its discretion, authorize all or a portion of a Nonqualified Stock Option to be granted to a Participant on terms which permit transfer by such Participant to (i) the spouse (or former spouse), children or grandchildren of the Participant (“Immediate Family Members”), (ii) a trust or trusts for the exclusive benefit of such Immediate Family Members, (iii) a partnership or limited liability company in which the only partners or members are (1) such Immediate Family Members and/or (2) entities which are controlled by the Participant and/or Immediate Family Members, (iv) an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision, or (v) a split interest trust or pooled income fund described in Section 2522(c)(2) of the Code or any successor provision, provided that (x) there shall be no consideration for any such transfer, (y) the Award Agreement pursuant to which such Nonqualified Stock Option is granted must be approved by the Committee and must expressly provide for transferability in a manner consistent with this Section, and (z) subsequent transfers of transferred Nonqualified Stock Options shall be prohibited except those by will or the laws of descent and distribution.
     Following any transfer, any such Nonqualified Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Articles 8, 9, 11, 13 and 15 hereof the term “Participant” shall be deemed to include the transferee. The events of Termination of Service shall continue to be applied with respect to the original Participant, following which the Nonqualified Stock Options shall be exercisable or convertible by the transferee only to the extent and for the periods specified in the Award Agreement. The Committee and the Company shall have no obligation to inform any transferee of a Nonqualified Stock Option of any expiration, termination, lapse or acceleration of such Stock Option. The Company shall have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Nonqualified Stock Option that has been transferred by a Participant under this Section 15.7.
     15.8 Use of Proceeds. Proceeds from the sale of shares of Common Stock pursuant to Incentives granted under this Plan shall constitute general funds of the Company.

     15.9 Legend. Each certificate representing shares of Restricted Stock issued to a Participant shall bear the following legend, or a similar legend deemed by the Company to constitute an appropriate notice of the provisions hereof (any such certificate not having such legend shall be surrendered upon demand by the Company and so endorsed):
          On the face of the certificate:
“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
          On the reverse:
“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Parallel Petroleum Corporation 2008 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Midland, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”
     The following legend shall be inserted on a certificate evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:
“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”
     A copy of this Plan shall be kept on file in the principal office of the Company in Midland, Texas.
***************

Appendix B
PARALLEL PETROLEUM CORPORATION
AUDIT COMMITTEE CHARTER
(As amended on February 12, 2008)
THE AUDIT COMMITTEE:
One committee of the Board of Directors will be known as the Audit Committee. The Audit Committee will have a minimum of three members. Only independent directors meeting the requirements of the Nasdaq National Market will serve on the Audit Committee.
The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial reports and other financial information provided by the Company to the public; the Company’s systems of internal controls regarding finance and accounting that management and the Board have established; and the Company’s auditing, accounting and financial reporting process generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s financial and accounting policies, procedures and practices. The Committee provides an avenue for communication between internal accounting and financial personnel, the independent accountants and the Board. The Committee should have a clear understanding with the independent accountants that the ultimate accountability of the independent accountants is to the Board and the Committee.
Committee members shall be appointed by the Board of Directors. Each Committee member shall serve for a period of one year or until his or her successor has been duly named and appointed.
GENERAL RESPONSIBILITIES:
The Committee will:
•	assist the Board in fulfilling its fiduciary responsibilities to the stockholders with respect to matters relating to the Company’s accounting, reporting, audit and internal control practices.

•	facilitate open avenues of communication between the Company’s independent auditors and the Board of Directors.

•	advise the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee, and not management.

•	report Committee actions to the full Board of Directors and make appropriate recommendations.

•	inquire into, review and receive written statements concerning the independence of the Company’s independent auditors, including a description of all relationships between the Company and the independent auditors.

•	conduct or authorize investigations into matters within the Committee’s scope of responsibility. The Committee is authorized to retain and determine funding for independent counsel, accountants or other advisors it determines necessary to carry out its duties.

•	meet at least four times each year in regular meetings (telephonically or in person), and more frequently if circumstances warrant. A portion of each meeting may exclude Company employees to provide opportunity for independent discussion.

In addition to the foregoing, it is the responsibility of: (i) management of the Company and the independent auditors, under the oversight of the Audit Committee and the Board, to plan and conduct financial audits and to determine that the Company’s financial statements and disclosures are complete and accurate in accordance with generally accepted accounting principles and applicable rules and regulations and fairly present, in all material respects, the financial condition of the Company; (ii) management of the Company, under the oversight of the Audit Committee and the Board, to assure compliance by the Company with applicable legal and regulatory requirements; and (iii) the internal accountants, under the oversight of the Audit Committee and the Board, to review the Company’s internal transactions and accounting which do not require involvement in the detailed presentation of the Company’s financial statements. (As amended February 12, 2008).
RESPONSIBILITIES FOR SELECTING INDEPENDENT AUDITORS AND REVIEWING INTERNAL ACCOUNTING FUNCTIONS:
•	The Committee, subject to any action that may be taken by the full Board, shall have the sole authority and responsibility to select, evaluate, determine the funding for, and, where appropriate, replace the independent auditors. The Audit Committee also will review and approve fees paid to the independent auditors.

•	The Committee will confirm and assure the objectivity of the internal accounting functions and the independence of independent auditors, including a review of permissible non-audit services, if any, provided by the independent auditors.

•	The Committee will assist in coordinating internal accounting functions and the external audit activities. The purpose of coordinating this effort is to maximize completeness of coverage and to reduce redundancy and overall costs.
RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND REVIEWING QUARTERLY AND ANNUAL FINANCIAL STATEMENTS:
•	The Audit Committee will strive to ensure that management provides the Committee with a timely notification and analysis of significant financial reporting issues. (As amended February 12, 2008)

•	The Committee will review and discuss with management and the independent auditors significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements. (As amended February 12, 2008)

•	The Audit Committee will ask management, internal accounting personnel and the independent auditors about significant risks and exposures and will assess management’s steps to minimize them.

•	The Audit Committee will review the Company’s annual financial statements in Form 10-K with management and the independent auditors before such annual financial statements are filed with the SEC.

•	The Audit Committee will review the Company’s interim financial statements in Form 10-Q with management and the independent auditors before such interim financial statements are filed with the SEC.

2

THE AUDIT COMMITTEE WILL REVIEW WITH THE INDEPENDENT AUDITORS AND THE INTERNAL ACCOUNTING DEPARTMENT:
•	The planned arrangements and scope of the annual audit.

•	The adequacy of the Company’s internal controls, including computerized information systems controls and security.

•	Any significant findings and recommendations made by the independent auditors or internal accounting personnel, together with management’s response.

•	The need for internal accounting personnel and the independent auditors to assess their responsibility for detecting accounting and financial reporting errors, fraud and defalcations, illegal acts and noncompliance with regulatory requirements.

•	The need for changes or improvements, including improvements in efficiency, in financial or accounting practices or controls.
THE AUDIT COMMITTEE WILL REVIEW WITH MANAGEMENT AND THE INDEPENDENT AUDITORS:
•	The Company’s annual financial statements and related notes.

•	The independent auditors’ audit of and report on the financial statements.

•	The auditor’s qualitative judgment about the appropriateness, not just the acceptability, of accounting principles and financial disclosures.

•	Any serious difficulties or disputes with management encountered during the course of the audit.

•	Anything else about the audit procedures or findings that generally accepted auditing standards require the auditors to discuss with the Committee.

•	Changes in the Company’s accounting policies and practices and significant judgments that may affect the financial results.

•	The nature of any unusual or significant commitments or contingent liabilities together with the underlying assumptions and estimates of management.

•	The effect of changes on accounting standards that may materially affect the Company’s financial reporting practices.
THE AUDIT COMMITTEE WILL CONSIDER AND REVIEW WITH MANAGEMENT AND INTERNAL ACCOUNTING PERSONNEL:
•	Any significant findings during the year and management’s response to them.

•	The budget and staffing for internal accounting requirements.

•	The activities, structure and qualifications of internal accounting personnel.

3

APPROVAL OF AUDIT AND NON-AUDIT SERVICES:
In addition to approving the engagement of the independent auditors to audit the Company’s financial statements, the Committee will approve all use of the Company’s independent auditors for permissible non-audit services prior to any such engagement. In addition, the Committee may from time to time approve the use of the Company’s independent auditors for permissible non-audit services pursuant to pre-approval policies and procedures established by the Audit Committee, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service, and such policies and procedures do not include delegation of the Audit Committee’s responsibilities to management of the Company.
OTHER PERIODIC RESPONSIBILITIES:
The Audit Committee will:
•	Annually review the Audit Committee’s charter and, where appropriate or necessary, update and revise (subject to Board approval) the Audit Committee’s Charter.

•	Meet with the appropriate internal accounting personnel, the independent auditors, and management in separate executive sessions to discuss matters that should be discussed privately with the Audit Committee.

•	Annually review the Committee’s responsibilities, methodology and functions and evaluate its own performance and institute appropriate changes to improve performance or reflect changes in the business environment.

•	Review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements.

•	Review significant risks and exposures.

•	Review with the independent auditors any findings on reporting errors, fraud and defalcations, illegal acts and regulatory issues.

•	Review management letters and management responses.

•	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and ensure that such complaints are treated confidentially and anonymously.
To the extent delegated by the Board, assist the Board in oversight of the Company’s compliance with policies and procedures addressing ethical concerns and the Company’s code of conduct, including the review and approval of significant conflicts of interest and related-party transactions.

4

FORM OF PROXY CARD
▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, PLEASE FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Proxy - Parallel Petroleum Corporation

Annual Meeting of Stockholders – May 28, 2008
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Jeffrey G. Shrader and Larry C. Oldham, severally, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of PARALLEL PETROLEUM CORPORATION of record in the name of the undersigned at the close of business on April 16, 2008, which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders of the Company and at any and all adjournments thereof, with respect to the matters set forth on the reverse side and described in the Notice of Annual Meeting and Proxy Statement dated April 23, 2008, receipt of which is acknowledged.
This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). IF NO INDICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
(Please See Reverse Side)

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 28, 2008.

		Graphic of Computer	Vote by Internet • Log on to the Internet and go to www.investorvote.com/PLLL • Follow the steps outlined on the secured website.

		Graphic of Telephone	Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒		• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card	CO123456789	12345

▼IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,
DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

A	Proposals – The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1.	Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 – Edward A. Nash	☐	☐	02 – Larry C. Oldham	☐	☐	03 – Martin B. Oring	☐	☐
04 – Ray M. Poage	☐	☐	05 – Jeffrey G. Shrader	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval of the 2008 Long-Term Incentive Plan	☐	☐	☐	3.	Approval of selection of BDO Seidman, LLP as independent auditors for the Company.	☐	☐	☐

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

B	Non-Voting Items.

Change of Address – Please print new address below.

C	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below.
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

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